UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PERMIAN RESOURCES CORPORATION

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Notice of 2023 Annual Meeting
of Shareholders and Proxy Statement

Pure
Permian

PERMIAN
RESOURCES

LETTER FROM OUR CO-CEOs

William M. Hickey III & James H. Walter I April 11, 2023

Dear Fellow Shareholders,

On behalf of the Board of Directors of Permian Resources Corporation, we are pleased to invite you to our Annual Meeting of Shareholders, which will take place on May 23, 2023 at 10:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.

The past year marked a significant step forward for the two legacy companies that combined to form Permian Resources, the largest pure-play E&P company in the Delaware Basin. The merger-of-equals enhanced the scale of our operations, strengthened our position in the most prolific basin in the United States and positioned us to deliver significant returns to shareholders. Thank you for your continued support of this transformational merger through your overwhelming vote in favor of the transaction.

We encourage you to review this Proxy Statement and to vote promptly so that your shares will be represented at the Annual Meeting. We also cordially invite you to attend the Annual Meeting. On behalf of the Board of Directors and management, we express our appreciation for your continued support of our company.

Sincerely,

WILLIAM M. HICKEY III	JAMES H. WALTER
Co-Chief Executive Officer	Co-Chief Executive Officer

NOTICE of 2023 Annual Meeting of Shareholders

May 23, 2023 | 10:00 a.m. Central Time | Petroleum Club of Midland | 501 West Wall Street, Midland, TX 79701

April 11, 2023

To our Shareholders:

The 2023 Annual Meeting of Shareholders of Permian Resources Corporation will take place on May 23, 2023 at 10:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.

At the Annual Meeting, shareholders will be asked to:

1.

Elect three directors to our Board of Directors;

2.

Approve, by a non-binding advisory vote, our named executive officer compensation;

3.

Approve the Permian Resources Corporation 2023 Long Term Incentive Plan;

4.

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5.

Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders of record at the close of business on April 3, 2023, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

CHAD W. MACDONALD

SVP, Deputy General Counsel and Secretary

Instead of mailing a printed copy of the proxy materials, including our 2022 Annual Report, to each shareholder of record, we are providing access to these materials via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 11, 2023, a Notice Regarding the Internet Availability of Proxy Materials (the Notice) was mailed to our shareholders of record as of the record date. The Notice contains instructions on how to electronically access the proxy materials on the internet and how to vote your shares. Instructions for requesting a paper copy of the proxy materials are also contained in the Notice.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible by using the internet or telephone voting procedures described in the Notice and in this Proxy Statement or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	6
Merger and Other Achievements	7
PROPOSAL 1: Election of Directors	10
Board Structure	10
Director Nomination Process	10
Summary of Director Qualifications	11
Director Nominees	12
Vote Required and Board Recommendation	13
Continuing Directors	14
CORPORATE GOVERNANCE	17
Governance Highlights	17
Board Role in Risk Oversight	17
Board Independence	18
Board Leadership Structure	18
Succession Planning	18
Classified Board Structure	18
Majority Vote in Director Elections	19
Board Meetings	19
Committees of the Board	19
Director Education	21
Compensation Committee Interlocks and Insider Participation	21
Code of Business Conduct and Ethics	22
Complaint and Reporting Procedures	22
Annual Board and Committee Evaluation Process	22
Policies Relating to our Board	22
Shareholder Engagement	23
Environmental, Social and Governance (ESG) Initiatives	23
AUDIT COMMITTEE REPORT	25
COMPENSATION DISCUSSION AND ANALYSIS	26
Executive Summary	26
2022 Executive Compensation Program	32
Determination of Compensation	41
Other Compensation Practices and Policies	43
Early 2023 Compensation Decisions	46
COMPENSATION COMMITTEE REPORT	47
EXECUTIVE COMPENSATION	48
2022 Summary Compensation Table	48
2022 Grants of Plan-Based Awards	50
Outstanding Equity Awards at 2022 Fiscal Year-End	51
Option Exercises and Stock Vested in 2022	52
Severance Plan	53
Potential Payments upon Termination or a Change in Control	54
CEO Pay Ratio	55
Pay for Performance	56

PERMIAN RESOURCES	2023 PROXY STATEMENT	4

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Compensation Risk Assessment	58
Director Compensation	58
Equity Compensation Plan Information	60
EXECUTIVE OFFICERS	61
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	63
Review and Approval of Related Person Transactions	63
Related Person Transactions	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65
PROPOSAL 2: Approval on an Advisory Basis of our Named Executive Officer Compensation	68
Vote Required and Board Recommendation	68
PROPOSAL 3: Approval of the 2023 Plan	69
Considerations for Approval of the 2023 Plan	69
Benefits of the 2023 Plan	70
Material changes included in the 2023 Plan	71
Summary of the 2023 Plan	71
Eligibility and Administration	71
Shares Available for Awards	72
Awards	72
Minimum Vesting	73
Prohibition on Repricing	73
Certain Transactions	73
Provisions of the 2023 Plan Relating to Director Compensation	73
Plan Amendment and Termination	74
Foreign Participants, Claw-back Provisions, Transferability and Participant Payments	74
Material U.S. Federal Income Tax Consequences	74
New Plan Benefits	76
Interest of Certain Persons in the 2023 Plan	77
Vote Required and Board Recommendation	77
PROPOSAL 4: Ratification of Appointment of Independent Registered Public Accounting Firm	78
Principal Accounting Firm Fees	78
Audit Committee Approval	78
Vote Required and Board Recommendation	79
GENERAL INFORMATION	80
Annual Report	80
Other Business	80
Shareholder Proposals	80
Availability of Certain Documents	80
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	81
APPENDIX A – Non-GAAP Financial Measures	A-1
APPENDIX B – Permian Resources Corporation 2023 Long Term Incentive Plan (Adopted by the Board on April 7, 2023)	B-1

PERMIAN RESOURCES	2023 PROXY STATEMENT	5

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding our 2022 operational and financial performance and definitions of industry terms, please review our Annual Report on Form 10-K for the year ended December 31, 2022 (the Annual Report), which accompanies this Proxy Statement.

ANNUAL MEETING AND VOTING DETAILS

2023 Annual Meeting Details

DATE & TIME	LOCATION	RECORD DATE
Tuesday, May 23, 2023 10:00 a.m. Central Time	Petroleum Club of Midland 501 West Wall Street Midland, TX 79701	April 3, 2023

Board Recommendations on Voting Matters

VOTING MATTER	VOTING RECOMMENDATION	PAGE REFERENCE
Proposal 1: Election of Directors	FOR each Nominee	10
Proposal 2: Advisory Vote on Executive Compensation	FOR	68
Proposal 3: 2023 Long Term Incentive Plan	FOR	69
Proposal 4: Ratification of Independent Auditors	FOR	78

Voting Your Shares

Even if you plan to attend the Annual Meeting, we strongly encourage you to vote as soon as possible by using one of the methods described below. In all cases, you will need to have your Control Number in hand, which is included on the Notice Regarding the Internet Availability of Proxy Materials (the Notice) or Proxy Card you receive in the mail. The deadline to vote is 11:59 Eastern Time on May 22, 2023 (the day before the Annual Meeting) except for voting that occurs in person during the Annual Meeting. If mailed, your completed and signed Proxy Card must be received by May 22, 2023.

BY INTERNET	BY MOBILE DEVICE	BY MAIL
www.cstproxyvote.com		Complete, sign, date and return your Proxy Card in the envelope provided

If you are the beneficial owner of shares held in street name (for example, your shares are held in your brokerage account), your method for accessing the proxy materials and voting may vary. Therefore, if you are a beneficial owner, please follow the instructions provided by your broker or nominee to vote by internet, telephone or mail. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

You may receive more than one Notice, Proxy Card or other voting instruction form if your shares are held through more than one account (for example, through different brokers or nominees). Each Notice, Proxy Card or other voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

PERMIAN RESOURCES	2023 PROXY STATEMENT	6

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FORWARD-LOOKING STATEMENTS

This Proxy Statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Annual Report for a description of the substantial risks and uncertainties related to any forward-looking statements that may be included in this Proxy Statement.

MERGER AND OTHER ACHIEVEMENTS

As referenced in the Letter from our Co-CEOs, this past year was extremely successful for Permian Resources Corporation (PR) and our legacy companies, Centennial Resource Development, Inc. (Centennial) and Colgate Energy Partners III, LLC (Colgate). The merger-of-equals (the Merger) of Centennial and Colgate in September 2022 brought together highly complementary assets to form PR, the largest pure-play Delaware Basin E&P company. As a result of the Merger, we believe our company is stronger and more strategically compelling than our stand-alone legacy companies and that we are uniquely positioned to drive shareholder value creation.

In addition to the Merger, here are some highlights of what we achieved in 2022 and early 2023:

•

Paid our inaugural base dividend to shareholders in the fourth quarter of 2022

•

Instituted a shareholder return program that will return at least 50% of free cash flow after the base dividend to shareholders through a combination of dividends and share repurchases

•

Generated Adjusted Free Cash Flow(1) of $256 million in the fourth quarter of 2022

•

Achieved total shareholder returns of approximately 58% during 2022 and 29% since the closing of the Merger

•

Increased oil production to 81,378 barrels of oil per day during the fourth quarter of 2022, approximately 136% higher than the stand-alone Centennial production in the fourth quarter of 2021

•

Grew our acreage position to approximately 180,000 net acres from the stand-alone Centennial position of approximately 75,000 net acres in 2021

•

Achieved Leverage(1) of approximately 0.9x at year-end 2022

•

Executed a series of portfolio optimization transactions, generating ~$100 million of net cash proceeds and adding high-return inventory

•

Reduced our natural gas flaring to 1.3% of total natural gas production (down from 1.7% in 2021)

•

Remained on track to realize significant post-Merger operational synergies from enhanced size and shared best practices

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

We are committed to producing oil and natural gas in a way that creates long-term value for our stakeholders, which includes the commitment to do so in an ethical, inclusive, pragmatic and environmentally and socially responsible way. That commitment extends throughout our operations and includes a dedication to superior performance with respect to environmental, social and governance (ESG) matters.

In 2022, we published our second Corporate Sustainability Report, which is available on our website at https://permianres.com/sustainability. The Report builds upon and substantially expands our prior ESG disclosures and covers our performance in environmental stewardship, regulatory compliance, health and safety, corporate governance, ethics, security, workforce diversity and development, wellbeing and community engagement matters. Hyperlinks to our website in this Proxy Statement are provided for convenience only; the information on our website, including ESG information, is not incorporated by reference or otherwise made a part of this Proxy Statement.

We anticipate releasing our first Corporate Sustainability Report as Permian Resources in the Fall of 2023.

(1)

Adjusted Free Cash Flow and Leverage are non-GAAP financial measures. See Appendix A for a reconciliation of these financial measures to our most directly comparable financial measures calculated in accordance with GAAP.

PERMIAN RESOURCES	2023 PROXY STATEMENT	7

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The table below identifies some ESG highlights relating to 2022.

Board Governance	• Refreshed board composition with the appointment of six new directors at the closing of the Merger • Appointed industry veteran, Steve Gray, as our independent Board Chair in late 2022
Shareholder Alignment	• Our performance-focused compensation philosophy, coupled with one of the largest management ownership interests in the industry, drives differentiated shareholder alignment
ESG Management & Oversight	• Maintained a dedicated Corporate Sustainability team that focuses entirely on ESG matters and regularly reports to the NESG Committee
Water Recycling
•

Recycled and reused 17.1 million barrels of water in 2022

•

Decreased fresh water usage to 3.1 million barrels (8% of total water used in 2022) from 6.3 million barrels (32% of total water used in 2021)

Flaring	• Flared only 1.3% of natural gas volumes in 2022, down from 7.1% in 2019
Land Use
•

Utilized multiple well pads and centralized production facilities, which reduce surface impact compared to single well pads and facilities

•

Limited both oil and produced water spills to approximately 0.002% of volumes produced in 2022

Prioritizing Pipelines Over Trucks	• Transported over 99% of our produced water by pipeline, reducing trucking-related emissions, improving safety, minimizing the potential for spills and lessening the impact on local roads
Responsibly Powering Our Operations	• Utilized our infrastructure investment and advanced planning to operate 35 electric powered compressors, reducing the need for natural gas powered compressors
Health & Safety	• Limited Total Recordable Incident Rate (TRIR) for employees and contractors to approximately 0.68

CORPORATE GOVERNANCE AND COMPENSATION HIGHLIGHTS

We are committed to corporate governance and compensation practices that follow best processes, promote the long-term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below identifies some highlights.

BOARD & COMMITTEE STRUCTURE	GOVERNANCE PRACTICES	COMPENSATION PRACTICES
Roles of Chair of the Board and Co-CEOs are separate	Board and Committee risk oversight	Our Co-CEOs receive compensation solely in performance-based equity awards
Majority voting in uncontested director elections	Active shareholder engagement	Stock ownership guidelines
Board committees include only independent directors	No employment agreements	Independent compensation consultant
Diverse Board skills and experience	No shareholder rights (poison pill) or similar plan	Director compensation program enables compensation solely in equity awards
Refreshed Board composition following Merger	Non-hedging and non-pledging policies for our company securities	Compensation clawback policy
	Director education	Double-trigger required for change-in-control benefits
	Related person transactions policy	No tax gross-ups for change-in-control payments

PERMIAN RESOURCES	2023 PROXY STATEMENT	8

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2022 Executive Compensation

In connection with closing the Merger in September 2022, we adopted an updated executive compensation program that ties all of our Co-CEOs’ compensation to the performance of our company. Under this new program, neither of our Co-CEOs receives a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation is provided through long-term incentive awards structured as performance stock units (PSUs).

A significant portion of the compensation for our named executive officers (NEOs) is similarly tied to company performance through PSUs, which account for 70% of each executive officer’s target equity compensation.

We believe our new approach to executive compensation differentiates us from our peers and forms an integral part of our shareholder-aligned strategy.

The graphics below show the mix of compensation elements for our Co-CEOs and other NEOs under the updated executive compensation program.

The graphic presenting the average NEO compensation mix is calculated based on the average of each NEO’s base salary and target compensation levels for the Annual Incentive Program (AIP) and Long-Term Incentive Plan (LTIP). For our non-CEO executives, the LTIP awards consist of a combination of PSUs and time-based restricted stock, as shown below.

DIRECTOR NOMINEES

There are currently ten directors on our Board, divided into three substantially equal classes. The table below identifies the three director nominees named in this Proxy Statement, each of whom currently serves on our Board.

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Maire A. Baldwin	57	2016
Aron Marquez	40	2022
Robert M. Tichio	45	2016

PERMIAN RESOURCES	2023 PROXY STATEMENT	9

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PROPOSAL 1:

Election of Directors

BOARD STRUCTURE

Upon the closing of the merger-of-equals of Centennial and Colgate on September 1, 2022 (the Merger), the newly constituted Board of Directors of Permian Resources Corporation (PR) consisted of eleven directors, of whom five directors were designated by Centennial (Sean Smith, the Executive Chair of the combined company, and four additional directors) and five directors were designated by Colgate (Will Hickey and James Walter, the Co-Chief Executive Officers of the combined company, and three additional directors). The final director was mutually agreed to by Centennial and Colgate.

Mr. Smith served as our Chief Executive Officer and director for the portion of 2022 prior to the Merger and became the Executive Chair of our Board of Directors upon the Merger closing when Will Hickey and James Walter became our Co-CEOs. Mr. Smith completed his transitional role as Executive Chair effective December 31, 2022.

Following Mr. Smith’s resignation, there have been ten directors on our Board, divided into three substantially equal classes. At this Annual Meeting, the current terms of office of the three Class I directors will expire, and our Board has nominated them for election at the Annual Meeting, as discussed in this Proposal 1.

The following table provides a snapshot of the current members of the Board and its committees.

DIRECTOR NOMINEES	CLASS	TERM EXPIRES	DIRECTOR SINCE	COMMITTEE MEMBERSHIP
				AUDIT	COMPENSATION	NESG
MAIRE A. BALDWIN	I	2023	2016
ARON MARQUEZ	I	2023	2022
ROBERT M. TICHIO	I	2023	2016

CONTINUING DIRECTORS
KARAN E. EVES	II	2024	2022
MATTHEW G. HYDE	II	2024	2018
WILLIAM J. QUINN	II	2024	2022
JEFFREY H. TEPPER	II	2024	2016
STEVEN D. GRAY (BOARD CHAIR)	III	2025	2022
WILLIAM M. HICKEY III	III	2025	2022
JAMES H. WALTER	III	2025	2022
= Chair = Member

DIRECTOR NOMINATION PROCESS

The NESG Committee of our Board identifies, evaluates and recommends director candidates to our Board with the goal of identifying individuals with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the NESG Committee may also consider certain other criteria as set forth in our Corporate Governance Guidelines, including:

•

the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•

the candidate’s experience as a board member of another publicly held company and, in the case of an incumbent director, such director’s past performance on our Board;

•

the candidate’s professional and academic experience relevant to our industry;

•

the strength of the candidate’s leadership skills;

•

the candidate’s experience in specialized areas of practice, including in the areas of finance and accounting; environmental, social and governance; human capital and executive compensation; and technology and cybersecurity;

PERMIAN RESOURCES	2023 PROXY STATEMENT	10

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•

the diversity of the Board in terms of gender, race, ethnicity, age, sexual orientation, professional background and otherwise; and

•

whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

The NESG Committee and the Board monitor the mix of specific experience, qualifications and skills of our directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively. The NESG Committee identifies candidates through the personal, business and organizational contacts of the directors and management, as well as through executive search firms engaged by the NESG Committee to assist in the process.

We are committed to building a diverse Board comprised of individuals from different backgrounds, including differences in viewpoints, education, gender, race or ethnicity, age and other individual qualifications and attributes. To further this commitment, the NESG Committee will continue to require that any search firm retained by the Committee to assist in a director search process present a diverse pool of candidates, including women, minority and other candidates of underrepresented communities.

Our Corporate Governance Guidelines require that each nominee for director sign and deliver to our Board an irrevocable letter of resignation that becomes effective if (a) the nominee does not receive a majority of the votes cast in an uncontested election, and (b) the Board decides to accept the resignation. The Board has received such conditional letters of resignation from each of the nominees named in Proposal 1.

While the NESG Committee will consider nominees suggested by shareholders, it did not receive any shareholder nominations for the Annual Meeting prior to the deadline for such nominations.

SUMMARY OF DIRECTOR QUALIFICATIONS

The biographies of the members of our Board demonstrate a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. The following matrix highlights key qualifications, skills, diversity and other attributes each director brings to the Board. More details on each director’s qualifications, skills and expertise are included in the director biographies on the following pages.

SKILLS AND EXPERIENCE	MAIRE BALDWIN	KARAN EVES	STEVE GRAY	WILLIAM HICKEY	MATTHEW HYDE	ARON MARQUEZ	WILLIAM QUINN	JEFFREY TEPPER	ROBERT TICHIO	JAMES WALTER
Accounting / Financial Oversight	•	•					•	•	•	•
Business Development / M&A			•	•	•	•	•	•	•	•
ESG Oversight		•		•	•	•			•
Executive Leadership	•	•	•	•	•	•	•			•
Finance / Capital Markets							•	•	•	•
Geology / Reservoir Engineering		•	•	•	•
Investor Relations	•	•		•			•			•
Marketing / Midstream				•						•
Public Company Board	•		•		•		•	•	•
Strategic Planning / Risk Management		•		•	•	•	•	•	•	•
TENURE AND INDEPENDENCE
Tenure (Years)	6	<1	<1	<1	4	<1	<1	6	6	<1
Independent	•	•	•		•	•		•
DEMOGRAPHICS
Age	57	41	63	36	67	40	52	57	45	35
Gender Identity	F	F	M	M	M	M	M	M	M	M
White	•	•	•	•	•		•	•	•	•
Ethnic Diversity						•

PERMIAN RESOURCES	2023 PROXY STATEMENT	11

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DIRECTOR NOMINEES

The three nominees for election at the Annual Meeting are listed below. If elected, each of the nominees will serve on the Board for a term of three years expiring at our Annual Meeting of Shareholders in 2026 and until their respective successors are duly elected and qualified. Each of the nominees currently serves on the Board.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board. As of the mailing of these proxy materials, Board has no reason to believe any director nominee would not be available to serve.

MAIRE A. BALDWIN
AGE: 57 DIRECTOR SINCE: October 2016 Independent COMMITTEES:

Prior to joining the Board, Ms. Baldwin was employed as an Advisor to EOG Resources, Inc., an independent U.S. oil and gas company from March 2015 until April 2016. Prior to that, she served as Vice President Investor Relations at EOG from 1996 to 2014. Ms. Baldwin has served as a director of the Houston Parks Board since 2011, a non-profit dedicated to developing parks and green space in the greater Houston area where she serves on several committees. She also has served on the board and several board committees of The Rothko Chapel since 2021. Ms. Baldwin is a co-founder of Pursuit, a non-profit dedicated to raising funds and awareness of adults with intellectual and developmental disabilities. Ms. Baldwin has a Master of Business Administration and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

We believe Ms. Baldwin is qualified to serve on our Board due to her experience in the energy industry. From her executive experience with EOG, Ms. Baldwin has a deep understanding of the oil and gas industry generally and investor relations issues specifically, which we believe gives her an important insight into best practices relating to shareholder engagement and an understanding of the investment community’s expectations for public companies in our industry.

• Compensation Committee (Chair) • Audit Committee

ARON MARQUEZ
AGE: 40 DIRECTOR SINCE: September 2022 Independent COMMITTEES: • Audit Committee • NESG Committee

Mr. Marquez is the Executive Chairman of Wildcat Oil Tools, LLC, an international oil field services and technology company. Mr. Marquez founded Wildcat Oil Tools in 2012 and served as its Chief Executive Officer until becoming the company’s Executive Chairman in January 2023. In 2009, Mr. Marquez founded St. Andrews Royalties LLC, an oil and gas royalty company, for which he serves as President. Prior to founding these companies, Mr. Marquez held various roles from 2004 to 2009 at Nabors Industries, including District Manager overseeing the company’s well servicing operations in West Texas and New Mexico. In 2019, Mr. Marquez founded Flecha Azul Tequila LLC, a premium tequila company, and continues to be active in the company’s management following its expansion through a joint venture with industry professionals in 2021. Mr. Marquez also serves as Chief Executive Officer of Black Quail Apparel LLC, a company that manufactures and sells premium golfing and leisure apparel, and co-founder of Ombré Men, an innovative men’s skincare company. He serves on the Board of Directors for the First Tee of West Texas and previously served on the Midland Community Hospital Advisors Board, the Midland YMCA Board and the United Way of Odessa Board. Mr. Marquez graduated from the University of Oklahoma with a Bachelor of Arts in Organization Leadership.

We believe Mr. Marquez is qualified to serve on our Board due to his entrepreneurial history and leadership experience in the oilfield services industry, including in the Permian Basin.

PERMIAN RESOURCES	2023 PROXY STATEMENT	12

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ROBERT M. TICHIO
AGE: 45 DIRECTOR SINCE: October 2016

Mr. Tichio is a Partner of Riverstone and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts.

Mr. Tichio serves on the boards of directors of a number of Riverstone portfolio companies and their affiliates. Mr. Tichio serves as a director of the following companies:

•

Pipestone Energy Corp. (since 2019)

•

Talos Energy Inc. (2012-February 2023)

•

Solid Power, Inc. (2021-May 2022)

•

Tritium DCFC Limited (Chairman) (since 2022)

•

Hammerhead Resources Inc. (Chairman) (since 2021)

Mr. Tichio is the Chairman of the Board of Directors of Hammerhead Resources Inc., which was previously known as Decarbonization Plus Acquisition Corporation IV. Prior to the company’s recent business combination, Mr. Tichio served as its Chief Executive Officer from March 2022 through February 2023.

Mr. Tichio holds a Master of Business Administration from Harvard University and a Bachelor of Arts degree from Dartmouth College. We believe Mr. Tichio is qualified to serve on our Board due to his capital markets and mergers and acquisitions experience. Mr. Tichio also serves as a director on the boards of other energy companies, which we believe further enhances his understanding of the industry and perspective on best practices relating to corporate governance, management and capital markets transactions.

VOTE REQUIRED AND BOARD RECOMMENDATION

The election of each of our three director nominees requires the vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “FOR” such nominee exceeds the number of votes cast “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PERMIAN RESOURCES	2023 PROXY STATEMENT	13

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CONTINUING DIRECTORS

The terms of the seven continuing directors will continue after the Annual Meeting and will expire at our 2024 (Class II) or 2025 (Class III) Annual Meeting of Shareholders. The biographies of these Continuing Directors are listed below.

MATTHEW G. HYDE
AGE: 67 DIRECTOR SINCE: January 2018 Independent COMMITTEES:

Mr. Hyde was previously the Senior Vice President of Exploration at Concho Resources Inc. from 2010 to 2016. After leaving Concho, Mr. Hyde was retired until joining the Board in January 2018. From 2008 to 2010, Mr. Hyde served as Concho’s Vice President of Exploration and Land. From 2001 to 2007, Mr. Hyde was an Asset Manager of Oxy Permian, a business unit of Occidental Petroleum Corporation. Mr. Hyde served as President and General Manager of Occidental Petroleum Corporation’s international business unit in Oman from 1998 to 2001. Prior to that role, Mr. Hyde served in a variety of domestic and international exploration positions for Occidental Petroleum Corporation, including Regional Exploration Manager responsible for Latin American exploration activities. From 2008 to 2012, Mr. Hyde served in various leadership positions, including the Executive Committee and Chairman of the Board, for the New Mexico Oil & Gas Association (NMOGA), which promotes the safe and environmentally responsible development of oil and natural gas resources in New Mexico.

Mr. Hyde has also served as a director of privately held Birch Permian Holdings, Inc. since April 2018 and Chairman and CEO of privately held P&A Exchange LLC since March 2021. He is a graduate of the University of Vermont and the University of Massachusetts where he obtained Bachelor of Arts and Master of Science degrees, respectively, in Geology. Mr. Hyde also holds a Master of Business Administration from the University of California, Los Angeles. We believe Mr. Hyde is qualified to serve on our Board due to his extensive management and operational experience in the upstream oil and gas industry, including in the Permian Basin.

• NESG Committee (Chair) • Compensation Committee

KARAN E. EVES
AGE: 41 DIRECTOR SINCE: September 2022 Independent COMMITTEES:

Ms. Eves is the Chief Operating Officer of Boaz Energy II, LLC, which she co-founded in 2013. In 2011, she founded Boaz Energy, LLC and served as the company’s Chief Executive Officer. In 2010, Ms. Eves founded Markar Energy Company, an independent engineering consulting firm, and served as its Chief Executive Officer until 2011. Ms. Eves began her career at Merit Energy Company in 2004 and held various roles over her six years with the company, including serving as the Interim Division Manager for Merit’s East Rockies Division. She has served in numerous volunteer roles in her community including Trinity School TCA President, Sustainer of the Junior League of Midland and Sunday School Teacher, and she sits on the finance committee for several nonprofit organizations in Midland. Ms. Eves graduated from Texas Tech University with a Bachelor of Science in Petroleum Engineering.

We believe Ms. Eves is qualified to serve on our Board due to her executive experience operating an upstream oil and gas operator in the Permian Basin.

• Audit Committee • NESG Committee

PERMIAN RESOURCES	2023 PROXY STATEMENT	14

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WILLIAM J. QUINN
AGE: 52 DIRECTOR SINCE: September 2022

Mr. Quinn is a Founder and Managing Partner of Pearl Energy Investments (“Pearl”). Prior to founding Pearl in 2015, Mr. Quinn served as Managing Partner of Natural Gas Partners (“NGP”). In his capacity as Managing Partner, he co-managed NGP’s investment portfolio and played an active role in the full range of NGP’s investment process. Mr. Quinn serves on the boards of directors of a number of Pearl companies and their affiliates. From September 2021 until May 2022, he served as a director and Chairman of the Board for Spring Valley Acquisition Corporation, which is now called NuScale Power Corporation following the company’s business combination in May 2022. Mr. Quinn received a B.S.E. in Finance, with honors, from the Wharton School of the University of Pennsylvania, and a Master of Business Administration from the Stanford University Graduate School of Business. We believe that Mr. Quinn’s deep industry and investing experience and intimate knowledge of Pearl and the legacy Colgate assets make him well suited to serve as a member of our Board.

JEFFREY H. TEPPER
AGE: 57 DIRECTOR SINCE: February 2016 Independent COMMITTEES: • Audit Committee (Chair) • Compensation Committee

Mr. Tepper is Founder of JHT Advisors LLC, an M&A advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates, where he was Head of Investment Banking and a member of the Firm’s Management Committee. As Gleacher’s former Chief Operating Officer, he also oversaw operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher’s asset management activities and served as President. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and hedge fund areas. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the mergers & acquisitions and merchant banking departments.

In addition, Mr. Tepper serves, or has served, as a director of the following companies:

•

Decarbonization Plus Acquisition Corporation IV (2021-February 2023)

•

Decarbonization Plus Acquisition Corporation III (2021)

•

Decarbonization Plus Acquisition Corp (2020 – July 2021)

•

Decarbonization Plus Acquisition Corporation II (2020 – 2022)

•

Alta Mesa Resources, Inc. (2017 – 2020)

Mr. Tepper received a Master of Business Administration from Columbia Business School and a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting. We believe Mr. Tepper is qualified to serve on our Board due to his significant investment and financial experience, particularly as it relates to mergers and acquisitions, corporate finance, leveraged finance and asset management.

PERMIAN RESOURCES	2023 PROXY STATEMENT	15

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STEVEN D. GRAY
AGE: 63 DIRECTOR SINCE: September 2022 Independent Board Chair COMMITTEES:

Mr. Gray served as the co-founder, director and Chief Executive Officer of RSP Permian Inc. from its inception in 2010 until its merger with Concho Resources in 2018. After the merger with Concho, he joined Concho’s Board of Directors and served until Concho was acquired by ConocoPhillips in 2021. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, an Irving, Texas based private equity company. Before that, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray currently serves on the Board of Directors of Range Resources Corporation and the Texas Tech Foundation Advisory Board. In addition, he is a member of the Petroleum Engineering Academy, serves on the Dean’s Advisory Council for the College of Engineering at Texas Tech University and is a member of the Executive Advisory Council of the George W. Bush Presidential Center in Dallas, Texas. Mr. Gray graduated from Texas Tech University with a Bachelor of Science in Petroleum Engineering.

We believe Mr. Gray’s prior executive roles for numerous upstream oil and gas companies, including as CEO, as well as experience serving on the boards of multiple public oil and gas companies, qualify him to serve as a member of the Board.

• Compensation Committee • NESG Committee

WILLIAM M. HICKEY III
AGE: 36 DIRECTOR SINCE: September 2022

Mr. Hickey has served as our Co-Chief Executive Officer and a director since the Merger closed on September 1, 2022. Prior to that, he co-founded Colgate Energy Partners with Mr. Walter in 2015 and served as Colgate’s Co-Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the Merger closed in 2022. Prior to co-founding Colgate, Mr. Hickey worked for the energy private equity firm EnCap Investments where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining EnCap Investments, Mr. Hickey worked for Pioneer Natural Resources, where he rotated through numerous engineering positions and worked directly for the Chief Operating Officer. Mr. Hickey graduated from the University of Texas at Austin with a Bachelor of Science in Petroleum Engineering, and received his Master of Business Administration from Southern Methodist University. We believe Mr. Hickey’s prior role as the Co-Chief Executive Officer and member of the Board of Managers of Colgate, as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and with Colgate and its assets specifically, qualify him to serve as a member of the Board.

JAMES H. WALTER
AGE: 35 DIRECTOR SINCE: September 2022

Mr. Walter has served as our Co-Chief Executive Officer and a director since the Merger closed on September 1, 2022. Previously, he co-founded Colgate Energy Partners with Mr. Hickey in 2015 and served as Colgate’s Co-Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the Merger closed in 2022. Prior to co-founding Colgate, Mr. Walter worked for Denham Capital, an energy private equity firm, where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining Denham Capital, Mr. Walter worked for Boston Consulting Group primarily focusing on evaluating upstream assets for exploration and production companies. Mr. Walter graduated from the University of Texas at Austin with a Bachelor of Arts in the Plan II Honors Program and a Bachelor of Business Administration in Finance. We believe Mr. Walter’s prior role as the Co-Chief Executive Officer and member of the Board of Managers of Colgate, as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and with Colgate and its assets specifically, qualify him to serve as a member of the Board.

PERMIAN RESOURCES	2023 PROXY STATEMENT	16

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CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We are committed to corporate governance practices that promote the long-term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below sets forth some of our most important governance highlights, which are described in more detail in this Proxy Statement.

Board and Committee Structure

• Independent Chair of the Board	• Classified Board
• 6 of 10 Independent Directors	• Independent Committee Members
• Diverse Board Skills and Experience	• Majority Voting in Uncontested Director Elections

Board and Committee Governance; Board’s Role in Risk Oversight

• Corporate Governance Guidelines	• Annual Board and Committee Self-Evaluations
• Code of Business Conduct and Ethics	• Director Education
• Board and Committee Risk Oversight	• Active Shareholder Engagement
• No Shareholder Rights (Poison Pill) or Similar Plan	• Confidential Complaint and Reporting Procedures
• Regular Review and Update of Committee Charters and other Governance Policies	• Review of Related Person Transactions and other potential Conflicts of Interests

Our website (www.permianres.com) includes materials that are helpful in understanding our corporate governance practices, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Policy for Related Person Transactions, Policy for Accounting-Related Complaints and charters for the committees of our Board.

BOARD ROLE IN RISK OVERSIGHT

As an oil and gas exploration and production company, we encounter a variety of risks, including, among others, commodity price volatility and supply and demand risks, risks associated with rising costs of doing business, legislative and regulatory risks, availability of capital and financing, risks associated with our development, acquisition and production activities, environmental and weather-related risks and political instability. We encourage you to read our discussion of the risks we face in the “Risk Factors” section of the Annual Report.

Our senior management is responsible for the day-to-day management of the risks we face. We have a Risk Management Committee comprised of our Chief Financial Officer, Chief Operating Officer and General Counsel, and such other officers and employees as may be appointed from time to time by the Committee. The Risk Management Committee meets regularly to identify, assess and manage our risk exposures and periodically reports significant risk exposures to the Board or one or more of the Board’s committees.

Our Board, directly and through its committees, oversees our management of risk exposures. Specifically, our Board is responsible for ensuring that the risk management processes designed and implemented by management are adequate to address the risks we face and function as intended. Accordingly, during the course of each year, the Board:

•

Reviews and approves management’s operating plans and considers any risks that could affect operating results;

•

Reviews the structure and operation of our various departments and functions; and

•

Reviews related risk analyses and mitigation plans in connection with its review and approval of particular transactions and initiatives.

PERMIAN RESOURCES	2023 PROXY STATEMENT	17

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The Board has delegated certain risk oversight responsibility to its Committees. The following table identifies the primary risk oversight of each Committee.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NESG COMMITTEE
• Financial statements and financial reporting processes	• Risks related to compensation arrangements and whether performance goals encourage excessive risk taking	• Corporate governance, including board structure
• Related person transactions	• Retention risks	• Succession planning
• Cybersecurity	• Other risks relating to our human capital	• ESG matters
• Oil and gas reserves
• Management’s general guidelines, policies and processes to identify and address risk exposures
• The adequacy and effectiveness of our internal control policies and procedures

BOARD INDEPENDENCE

NYSE listing rules require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is generally defined as a person who the board of directors determines has no “material relationship” with the company. Our Board has determined that Maire Baldwin, Karan Eves, Steven Gray, Matthew Hyde, Aron Marquez and Jeffrey Tepper are independent within the meaning of the NYSE listing rules. Further, our Board has determined that Maire Baldwin, Karan Eves, Aron Marquez and Jeffrey Tepper, the current members of the Audit Committee, are independent with the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

BOARD LEADERSHIP STRUCTURE

We have no policy with respect to the separation of the offices of Chair of the Board and Chief Executive Officer. In 2022, in connection with the retirement of Sean Smith, who served as our Executive Chair from the Merger closing until December 31, 2022, the Board appointed Steven Gray as independent Board Chair.

Our Board believes this leadership structure permits our Co-CEOs to focus their attention on setting the strategic direction of our company and managing our business while allowing the Chair to function as an important liaison between our management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.

SUCCESSION PLANNING

The NESG Committee oversees and approves plans for succession planning. As it relates to CEO succession planning, the Committee identifies the qualities and characteristics necessary for an effective CEO or Co-CEO and monitors and reviews the development and progression of potential candidates against these standards. The NESG Committee also regularly consults with our Co-CEOs on senior management succession planning.

CLASSIFIED BOARD STRUCTURE

The Board, in consultation with the NESG Committee, has determined that a classified board structure continues to be appropriate for our company at this time and to be in the best interests of our shareholders. A classified board provides for stability, continuity and experience within our Board. In our industry in particular, long-term strategic planning is critical for the successful development of oil and natural gas resources through commodity price cycles. This structure can reduce pressure on the directors to focus on short-term results at the expense of our long-term value and success. In this regard, we believe that a three-year term for each of our directors enhances director independence from both management and shareholder special interest groups.

PERMIAN RESOURCES	2023 PROXY STATEMENT	18

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MAJORITY VOTE IN DIRECTOR ELECTIONS

Our governance documents provide for a majority voting standard in uncontested director elections. As a result, the election of the director nominees named in Proposal 1 requires that each director be elected by a majority of the votes cast, meaning that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee. We believe that this majority voting standard in uncontested director elections gives our shareholders a greater voice in determining the composition of our Board than a plurality voting standard. For any director election where the number of director nominees exceeds the number of directors to be elected (in other words, a contested election), a plurality voting standard continues to apply pursuant to our governance documents.

Our Corporate Governance Guidelines include a director resignation policy to address the issue of any “holdover” director who is not re-elected but remains a director because his or her successor has not been elected or appointed. This policy requires each incumbent director that is nominated by our Board for re-election to tender an irrevocable resignation letter to the Board prior to the mailing of the proxy statement for the meeting at which such nominee is to be re-elected as director. If such incumbent director is not re-elected by a majority vote in an uncontested election, the NESG Committee will consider the tendered resignation and make a recommendation to our Board whether to accept or reject the resignation. The Board would then, after taking into account the recommendation of the NESG Committee, accept or reject such tendered resignation generally within 90 days following certification of the election results. Thereafter, we would publicly disclose the decision of the Board and, if applicable, the Board’s reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board could fill any resulting vacancy or decrease the number of directors.

BOARD MEETINGS

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During 2022, the Board held 17 meetings and each of our directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

COMMITTEES OF THE BOARD

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance (NESG) Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition of the committees at the end of 2022, as well as the duties and responsibilities of each of the committees, are set forth below. From time to time and as necessary to address specific issues, our Board may establish other committees.

INDEPENDENT DIRECTOR	COMMITTEE MEMBERSHIP
	AUDIT	COMPENSATION	NESG
MAIRE A. BALDWIN
KARAN E. EVES
STEVEN D. GRAY
MATTHEW G. HYDE
ARON MARQUEZ
JEFFREY H. TEPPER
NUMBER OF MEETINGS HELD IN 2022	5	8	9
= Chair	= Member

PERMIAN RESOURCES	2023 PROXY STATEMENT	19

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Audit Committee

The principal functions of our Audit Committee are detailed in the Audit Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•

the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•

reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•

setting clear hiring policies for employees or former employees of the independent auditors;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

reviewing our annual audited financial statements and quarterly financial statements with management and our independent auditors prior to their final completion and filing with the Securities and Exchange Commission (SEC);

•

reviewing the adequacy and effectiveness of our internal control policies and procedures, including the results of management’s testing of the operating effectiveness of controls;

•

meeting annually with our independent petroleum reservoir engineering firm and management to review the process by which our oil and gas reserves are estimated and reported;

•

reviewing and approving any related person transaction required to be disclosed pursuant to our Policy for Related Person Transactions, which includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, prior to us entering into such transaction;

•

reviewing the program, policies and systems we have in place to monitor compliance with the Code of Business Conduct and Ethics and any ethics complaints we may receive; and

•

reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our Audit Committee consists of Jeffrey Tepper, Maire Baldwin, Karan Eves and Aron Marquez, with Mr. Tepper serving as the Chair. We believe that Messrs. Tepper and Marquez, as well as Mses. Baldwin and Eves qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of our Compensation Committee are detailed in the Compensation Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-CEO’s compensation, evaluating our Co-CEO’s performance in light of such goals and objectives and determining and approving the compensation (if any) of our Co-CEO based on such evaluation;

•

reviewing and approving on an annual basis the compensation of all of our other executive officers;

•

reviewing on an annual basis our executive compensation policies and plans;

•

implementing and administering our incentive compensation plans;

•

evaluating whether our compensation arrangements encourage unnecessary or excessive risk taking;

•

assisting management in complying with our proxy statement and annual report disclosure requirements;

•

approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers;

•

producing a report on executive compensation to be included in our proxy statement;

•

selecting and retaining independent compensation consultants;

•

supporting management’s engagement with shareholders on executive compensation matters;

•

considering the voting results of prior say-on-pay proposals; and

•

reviewing, evaluating and recommending changes, if appropriate, to the compensation for directors.

PERMIAN RESOURCES	2023 PROXY STATEMENT	20

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Our Compensation Committee consists of Maire Baldwin, Steven Gray, Matthew Hyde and Jeffrey Tepper, with Ms. Baldwin serving as the Chair. Our Board has affirmatively determined that Ms. Baldwin and Messrs. Gray, Hyde and Tepper meet the definition of “independent director” for purposes of serving on a compensation committee under the NYSE listing rules.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. For information regarding the role of our Co-CEOs, other executive officers and compensation consultants in determining our executive and director compensation, please refer to the section entitled “Compensation Discussion and Analysis—Determination of Compensation.”

Nominating, Environmental, Social and Governance Committee

The principal functions of our NESG Committee are detailed in the charter of the NESG Committee, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•

assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•

recommending director nominees for election or for appointment to fill vacancies;

•

reviewing and making recommendations to the Board on corporate governance matters;

•

reviewing and monitoring our policies, controls and systems relating to ESG matters, as well as broader ESG trends;

•

monitoring the independence of directors;

•

overseeing and approving plans for CEO succession;

•

overseeing annual evaluations of the Board, its committees and our management; and

•

ensuring the availability of director education programs.

The NESG Committee also develops and recommends to the Board corporate governance and ESG principles and practices and assists in implementing them, including conducting a regular review of our corporate governance and ESG principles and practices. Pursuant to its charter, the NESG Committee will treat recommendations for directors that are received from our shareholders equally with recommendations received from any other source. The NESG Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Our NESG Committee consists of Matthew Hyde, Aron Marquez, Karan Eves and Steven Gray, with Mr. Hyde serving as the Chair. Our Board has affirmatively determined that Messrs. Gray, Hyde and Marquez and Ms. Eves meet the definition of “independent director” for purposes of serving on a nominating/corporate governance committee under the NYSE listing rules.

DIRECTOR EDUCATION

Our Board believes that director education is essential to the ability of our directors to fulfill their roles as directors. When a new director joins our Board, we provide a director orientation. Directors are also encouraged to attend continuing education programs designed to enhance the performance and competencies of individual directors and our Board, including through participation in National Association of Corporate Directors (NACD) events. Directors are reimbursed for any relevant director education programs they attend.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2022, no officer or employee of the Company served as a member of our Compensation Committee. None of our executive officers serve, or have served during the year ended December 31, 2022, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving on our Board or Compensation Committee.

PERMIAN RESOURCES	2023 PROXY STATEMENT	21

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CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics (the Code of Ethics) that applies to our directors, officers and employees and that, among other purposes, is intended to assist directors, officers and employees in recognizing, avoiding and resolving ethical issues. The Code of Ethics covers various topics, including the standards of honest, ethical and fair conduct, conflicts of interest, gifts and entertainment, use of company assets, disclosure requirements, compliance, reporting and accountability, insider information and trading, issues relating to health, safety and the environment, confidentiality, anti-corruption laws and others.

The Code of Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.permianres.com. A copy of our Code of Ethics is also available free of charge, upon request directed to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel. We intend to satisfy the disclosure requirements regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website within four business days following the date of any such amendment or waiver.

COMPLAINT AND REPORTING PROCEDURES

We have established complaint and reporting procedures that are posted on the Investor Relations portion of our website. Any person, whether or not an employee, who has a concern about our conduct or the conduct of our employees, may, in an anonymous manner, communicate that concern by calling one of our hotlines. Our Accounting and Compliance Whistleblower Hotline is available at 1-844-418-4481 and is intended to facilitate reporting of accounting and compliance issues. We also maintain a separate Operational Concerns Hotline, which is available at 1-844-778-5868 and is intended to facilitate reporting of concerns relating to our operations, working environment, course of dealing with contractors and other operational matters. These hotlines are available 24 hours a day, seven days a week.

ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each of our committees conducted self-evaluations related to their performance in 2022, including an evaluation of each director. The NESG Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including Board and committee-level questionnaires prepared by each of the Board and committee members, the responses to which are used to evaluate the effectiveness of Board and committee performance and to identify areas for improvement and issues for further discussion. Following a discussion of the results of the evaluations, the Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and its directors, further enhancing the effectiveness of the Board and its committees over time.

POLICIES RELATING TO OUR BOARD

Shareholder Communications with the Board

All shareholders who wish to contact the Board may send written correspondence to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: Corporate Secretary. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication.

PERMIAN RESOURCES	2023 PROXY STATEMENT	22

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Separate Sessions of Independent Directors

Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non-independent directors or management present, on a regularly scheduled basis but not less than twice per year. Our independent directors met in executive session on four occasions in 2022. Each of our independent directors attended each of the executive sessions.

Director Attendance at Annual Meeting of Shareholders

Although we do not have a formal policy regarding director attendance at our Annual Meeting of Shareholders, we encourage directors to attend, and all of our then serving directors attended the 2022 Annual Meeting of Shareholders.

SHAREHOLDER ENGAGEMENT

We believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board and executive management team on a wide range of topics including our short- and long-term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance. Since January 1, 2022, our management team has met with 20 of the Company’s 30 largest shareholders, who collectively held about 65% of our outstanding shares of common stock at the end of 2022. Additionally, our management team has conducted approximately 190 meetings with over 100 current and potential institutional shareholders since announcing the Merger on May 19, 2022.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) INITIATIVES

We are committed to producing oil and natural gas in a way that creates long-term value for our stakeholders, which includes the commitment to do so in an ethical, inclusive, pragmatic and environmentally and socially responsible way. That commitment extends throughout our operations and includes a dedication to superior performance with respect to ESG matters.

In early 2022, we published our second Corporate Sustainability Report, which is available on our website at https://permianres.com/sustainability. The Report builds upon and substantially expands our prior ESG disclosures and covers our performance in environmental stewardship, regulatory compliance, health and safety, corporate governance, ethics, security, workforce diversity and development, wellbeing and community engagement matters.

PERMIAN RESOURCES	2023 PROXY STATEMENT	23

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We anticipate releasing our first Corporate Sustainability Report as Permian Resources in the Fall of 2023. The table below identifies some ESG highlights relating to 2022.

Board Governance	• Refreshed board composition with the appointment of six new directors at the closing of the Merger • Appointed industry veteran, Steven Gray, as our independent Board Chair in late 2022
Shareholder Alignment	• Our performance-focused compensation philosophy, coupled with one of the largest management ownership interests in the industry, drives differentiated shareholder alignment
ESG Management & Oversight	• Maintained a dedicated Corporate Sustainability team that focuses entirely on ESG matters and regularly reports to the NESG Committee and is managed by the CFO
Water Recycling
•

Recycled and reused 17.1 million barrels of water in 2022

•

Decreased fresh water usage to 3.1 million barrels (8% of total water used in 2022) from 6.3 million barrels (32% of total water used in 2021)

Flaring	• Flared only 1.3% of natural gas volumes in 2022, down from 7.1% in 2019 • Used flaring statistics as a formulaic metric for our Annual Incentive Program
Land Use
•

Utilized multiple well pads and centralized production facilities, which reduce surface impact compared to single well pads and facilities

•

Limited oil spills to 0.0024% of oil produced in 2022

•

Limited produced water spills to 0.0022% of water produced in 2022

•

Used oil spills statistics as a formulaic metric for our Annual Incentive Program

Prioritizing Pipelines Over Trucks	• Transported over 99% of our produced water by pipeline, reducing trucking-related emissions, improving safety, minimizing the potential for spills and lessening the impact on local roads
Responsibly Powering Our Operations	• Utilized our infrastructure investment and advanced planning to operate 35 electric powered compressors, reducing the need for natural gas powered compressors
Emission Detection	• Expanded our leak detection and repair program to identify and manage fugitive emissions, including through inspections using optical gas imaging cameras
Health & Safety	• Limited Total Recordable Incident Rate (TRIR) for employees and contractors to approximately 0.68
Diversity & Inclusion (As of YE 2/7/2023)	• We are committed to a diverse workforce because we believe employees with different backgrounds, experiences and skillsets drive a culture of innovation which allows us to achieve superior results.
	• Women accounted for: • 20% of the Board • 23% of our managers • 36% of our employees	• Minorities accounted for: • 10% of the Board • 14% of our managers • 22% of our employees

PERMIAN RESOURCES	2023 PROXY STATEMENT	24

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2022 (the Audited Financial Statements).

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, as in effect on the date of this Proxy Statement.

The Audit Committee has: (1) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (2) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence; and (3) discussed with KPMG LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Jeffrey H. Tepper (Chair)
Maire A. Baldwin
Karan E. Eves
Aron Marquez

PERMIAN RESOURCES	2023 PROXY STATEMENT	25

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

Executive Summary	26
Named Executive Officers	27
Our New Approach to Executive and Director Compensation	27
Recent TSR Performance	29
Response to 2022 Say-on-Pay Vote and Shareholder Outreach	30
Impact of the Merger on Executive Compensation for Legacy NEOs	30
2022 Executive Compensation Program	32
Elements of 2022 Compensation Program	32
2022 Compensation Mix	32
Base Salaries	33
Annual Incentive Program (AIP)	34
Long-Term Incentive Program (LTIP)	36
Retirement Plans and Other Employee Benefits	41
Determination of Compensation	41
Role of the Compensation Committee	41
Role of Compensation Consultant in Determining Executive Compensation	42
Use of Competitive Market Data	42
Role of Executive Officers in Determining Executive Compensation	43
Other Compensation Practices and Policies	43
Employment, Severance or Change in Control Agreements	43
Company Guidelines Regarding Stock Ownership	44
Company Anti-Hedging Policy	44
Clawback Policy	44
Tax Treatment of NEO Compensation	45
Early 2023 Compensation Decisions	46

EXECUTIVE SUMMARY

This past year was extremely successful for Permian Resources Corporation (PR) and our legacy companies, Centennial Resource Development, Inc. (Centennial) and Colgate Energy Partners III, LLC (Colgate). The merger-of-equals of Centennial and Colgate in September 2022 (the Merger) brought together highly complementary assets to form PR, the largest pure-play Delaware Basin E&P company. As a result of the Merger, we believe our company is stronger and more strategically compelling than our stand-alone legacy companies and that we are uniquely positioned to drive shareholder value creation for the following reasons:

•

Our high-quality locations can generate robust free cash flow across commodity price cycles.

•

Our differentiated asset quality and inventory depth support an attractive growth profile and shareholder returns framework.

•

Our increased size and scale enhance our overall credit quality and cost of capital.

•

Our performance-focused compensation philosophy, coupled with significant management ownership, drives differentiated shareholder alignment.

•

Our combined operational best practices drive significant synergies and further our ESG commitments.

In connection with closing the Merger, we restructured the legacy Centennial executive compensation program, which we will describe in detail in this Compensation Discussion and Analysis (CD&A) section. The most noteworthy change was eliminating all forms of cash compensation for our Co-CEOs and instead providing 100% of their compensation in the form of long-term incentive awards structured as performance stock units. We also redesigned the compensation program for our other executive officers to increase the weighting of performance-based compensation and for our directors to allow them to receive 100% of their annual director retainers in the form of PR stock rather than through a mix of stock and cash. We believe these changes further shareholder alignment and take a fresh approach to executive compensation that differentiates us from our peers.

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References in this CD&A section to our company, our executive officers and our Compensation Committee refer, prior to the Merger, to Centennial and its executive officers and Compensation Committee. In contrast, when those terms are used in relation to the period on or after the closing date of the Merger, they refer to the combined company, Permian Resources (PR), and its executive officers and Compensation Committee.

Named Executive Officers

In this CD&A section, we describe the material elements of our executive compensation program, including the impact of the Merger on the compensation program, for the executive officers who were our Named Executive Officers (NEOs) for 2022, as determined under the SEC’s rules. The narrative discussion set forth in this CD&A section is intended to provide additional information related to the compensation-related tables included throughout the Executive Compensation section below.

Our Named Executive Officers for 2022 are:

EXECUTIVE	TITLE
William M. Hickey	Co-Chief Executive Officer
James H. Walter	Co-Chief Executive Officer
Sean R. Smith	Executive Chair (former Chief Executive Officer)
George S. Glyphis	Executive Vice President and Chief Financial Officer
Matthew R. Garrison	Executive Vice President and Chief Operating Officer
John C. Bell	Executive Vice President and General Counsel
Brent P. Jensen	Senior Vice President and Chief Accounting Officer
Davis O. O’Connor	Former Executive Vice President and General Counsel

Messrs. Smith, Glyphis, Garrison, Jensen and O’Connor were executive officers of Centennial prior to the Merger, and this CD&A section will sometimes refer to them collectively as the “Legacy NEOs.” Mr. Smith served as our Chief Executive Officer prior to the Merger and transitioned to Executive Chair of the Board of Directors on September 1, 2022, the Merger closing date. He thereafter completed his transitional role as Executive Chair on December 31, 2022. Mr. O’Connor served in his position as Executive Vice President and General Counsel until shortly following the closing of the Merger. As the Legacy NEOs served as our executive officers prior to the Merger, compensation presented for them reflects all compensation that was paid or granted in 2022, whether before or after the closing date of the Merger.

Messrs. Hickey, Walter and Bell became executive officers in conjunction with the Merger closing on September 1, 2022. Each of them previously served as an executive officer of Colgate. As they were not executive officers of the company and did not receive any compensation from us until following the Merger, compensation presented in this section for them only reflects compensation that was paid or granted following the closing date of the Merger.

Our New Approach to Executive and Director Compensation

Last summer, in preparation for closing the Merger, we revamped our executive and director compensation programs. While the new Permian Resources program was built upon many elements of the legacy Centennial compensation program, core aspects of the program were significantly changed to further our post-Merger goal of maximizing shareholder alignment. The new compensation programs were adopted by the Compensation Committee and Board on September 1, 2022, the closing date of the Merger, and we believe our new approach to executive and director compensation differentiates us from our peers and forms an integral part of PR’s shareholder-aligned strategy.

Executive Compensation

Under the new executive compensation program, our Co-CEOs’ compensation consists entirely of long-term equity-based compensation. They do not receive a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation is provided through performance stock units (PSUs). The PSUs are restricted stock unit awards subject to performance-based vesting, and the ultimate number of shares earned depends on the total shareholder returns (TSR) of Permian Resources on both an absolute basis and a relative basis to PR’s peer group.

On the closing date of the Merger, the Compensation Committee awarded PSUs to our Co-CEOs in an amount that was designed to represent the value of a three-year grant. These PSUs were divided into three equal tranches, with the performance periods for each tranche lasting approximately three, four and five years from the closing date of the Merger. The Compensation Committee took this approach to incentivize long-term value creation by our Co-CEOs. As a result, 100% of our Co-CEOs’ expected realized pay over their first three, four and five years as Co-CEOs of Permian Resources will depend entirely on PR’s TSR over the same time periods. Because the Co-CEOs’ PSU grants were

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designed to represent a three-year grant, the Compensation Committee does not intend to make any additional grants to our Co-CEOs until the end of the three-year period.

Under this new executive compensation program, the prominence of the PSUs was also increased for the other NEOs by increasing the weighting of PSUs to equal 70% of each executive officer’s target equity compensation.

Director Compensation

Under the new director compensation program, our non-employee directors can elect to receive 100% of their compensation in the form of stock-based compensation. This option was made available to the directors that joined our Board at the closing of the Merger and was implemented by our Board to further shareholder alignment.

Each of the directors that joined our Board at the closing of the Merger elected to take 100% of their compensation in the form of stock-based compensation. Our legacy Centennial directors are continuing to receive quarterly cash retainers for the remainder of the service year that concludes the day prior to the upcoming Annual Meeting of Shareholders. Thereafter, they too will have the opportunity to elect whether to take their compensation through all stock or a stock and cash combination.

Financial and Operational Performance

We are proud of our financial and operational performance for 2022, both before and after the Merger. Our pre-Merger performance significantly exceeded the majority of our corporate goals, which are discussed in detail in the “Annual Incentive Program” section below. Those financial and operational tailwinds, when combined with the strategic success of the transformational merger-of-equals of Centennial and Colgate, made 2022 a milestone year for our company.

Specific highlights of our accomplishments in 2022 and early 2023 are listed below.

•

Paid our inaugural base dividend to shareholders in the fourth quarter of 2022

•

Instituted a shareholder return program that will return at least 50% of free cash flow after the base dividend to shareholders through a combination of dividends and share repurchases

•

Generated Adjusted Free Cash Flow(1) of $256 million in the fourth quarter of 2022

•

Achieved total shareholder returns of approximately 58% during 2022 and 29% since the closing of the Merger

•

Increased oil production to 81,378 barrels of oil per day during the fourth quarter of 2022, approximately of 136% higher than the stand-alone Centennial production in the fourth quarter of 2021

•

Grew our acreage position to approximately 180,000 net acres from the stand-alone Centennial position of approximately 75,000 net acres in 2021

•

Achieved Leverage(1) of approximately 0.9x at year-end 2022

•

Executed a series of portfolio optimization transactions, generating ~$100 million of net cash proceeds and adding high-return inventory

•

Reduced our natural gas flaring to 1.3% of total natural gas production in 2022 (down from 1.7% in 2021)

•

Remained on track to realize significant post-Merger operational synergies from enhanced size and shared best practices

(1)

Adjusted Free Cash Flow and Leverage are non-GAAP financial measures. See Appendix A for a reconciliation of these financial measures to our most directly comparable financial measures calculated in accordance with GAAP.

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Recent TSR Performance

The following graph compares our total shareholder returns (TSR) for 2022 to the average TSR of our peer group. The graph also compares our TSR with the TSR of the SPDR S&P 500 ETF Trust (SPY), a broad market ETF, and as well as the SPDR S&P Oil & Gas Exploration and Production ETF (XOP), an ETF focused on the U.S. oil and gas exploration and production industry.

We are very pleased with our 2022 TSR. While our industry and the companies in our peer group all experienced strong TSRs in 2022 due to supportive commodity prices, among other factors, our 2022 TSR set us apart given the relative overperformance to the peer average and XOP ETF.

Our TSR overperformance is even more pronounced in the period following the closing date of the Merger. The graphic below compares our TSR to the same peer group and ETFs from the closing date of the Merger through March 31, 2023. We believe this outperformance helps illustrate the value created by the Merger. Please note that our historic stock price performance is not necessarily indicative of future stock price performance.

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Response to 2022 Say-on-Pay Vote and Shareholder Outreach

At our 2022 Annual Meeting of Shareholders, over 97% of the votes cast by our shareholders supported our “say-on-pay” proposal. The Compensation Committee took the results of this “say-on-pay” vote into account when evaluating the legacy Centennial compensation program and considering the design of the Permian Resources compensation program. Based on these results and feedback received from our shareholders more recently, the Compensation Committee believes our shareholders generally support the Committee’s compensation decisions.

We believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board, Compensation Committee and management team on a wide range of topics including our short- and long-term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance.

Since January 1, 2022, our management team has met with 20 of the Company’s 30 largest shareholders, who collectively held about 65% of our outstanding shares of common stock at the end of 2022. Additionally, our management team has conducted approximately 190 meetings with over 100 current and potential institutional shareholders since announcing the Merger on May 19, 2022.

Impact of the Merger on Executive Compensation for Legacy NEOs

Compensation Arrangements with Mr. Smith

Mr. Smith served as our Chief Executive Officer for the eight months in 2022 preceding the Merger and transitioned to Executive Chair of the Board of Directors upon the Merger closing. As a result of his change in role from CEO to Executive Chair, his total target compensation was reduced by approximately 60% to $2.5 million. The components of Mr. Smith’s compensation as Executive Chair were an annual base salary of $500,000, a target annual bonus opportunity of 100% of base salary and a long-term incentive award of $1.5 million, which the Compensation Committee granted to him in the form of time-based restricted stock on September 1, 2022, the closing date of the Merger.

Mr. Smith was a participant in Centennial’s Second Amended and Restated Severance Plan (the Legacy Severance Plan), which provided for certain severance benefits upon a qualifying termination of employment if the qualifying termination occurred within two years following a change in control. In July 2022, pursuant to the terms of the Merger Agreement, the Compensation Committee deemed the Merger to be a change in control for purposes of the Legacy Severance Plan. As the Legacy Severance Plan had a “double trigger” mechanism, Mr. Smith did not initially receive any severance benefits under the Legacy Severance Plan upon the closing of the Merger, notwithstanding his transition from CEO to Executive Chair, as he remained employed by PR following the closing.

In December 2022, after consulting with our Co-CEOs and Board, Mr. Smith ended his transitional role as Executive Chair, effective December 31, 2022. This resignation constituted a qualifying termination under the Legacy Severance Plan as he resigned for “good reason” following his removal as Chief Executive Officer at the closing of the merger, and he received severance benefits under the Legacy Severance Plan, which are detailed in the Potential Payments Upon Termination or Change in Control Table appearing later in the Executive Compensation section.

Compensation Arrangements with Mr. O’Connor

On September 9, 2022, shortly following the closing of the Merger, Mr. O’Connor no longer served as our Executive Vice President and General Counsel and did not continue to be employed by us. As he was a participant in the Legacy Severance Plan and the Compensation Committee had deemed the Merger to be a change in control for purposes of the Legacy Severance Plan, he was entitled to severance benefits under the Legacy Severance Plan, which are detailed in the Potential Payments Upon Termination or Change in Control Table appearing later in the Executive Compensation section.

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Compensation Best Practices

The Compensation Committee believes that our executive compensation program follows best practices and is aligned with long-term shareholder interests. Below are highlights of our current compensation practices.

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance. Align our executives’ compensation with our financial, operational and stock price performance by having 100% of our Co-CEOs’ (and a majority of our other NEO’s) total compensation consist of variable or performance-based compensation.

Hedging or Pledging of Company Securities. We do not allow hedging or pledging of Company securities by directors, NEOs or other officers or employees.
Ownership Guidelines. Maintain robust Stock Ownership Guidelines for our NEOs and independent directors.	Tax Gross-Ups. We do not provide tax gross-ups for severance or change in control payments to our NEOs or other officers or employees.
Review Market Data. At least annually, conduct a review of market data of peer group companies to ensure competitive compensation relative to the market.	Excessive Perquisites. We do not provide significant perquisites to any of our NEOs or other officers or employees.
Compensation Consultant. Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.	Employment Agreements. We do not have employment agreements with our NEOs or other officers or employees.
Clawback Policy. Maintain a Clawback Policy that applies to our NEOs.	Guarantee Bonuses. We do not guarantee bonuses to any of our NEOs or other officers or employees.

Double-Trigger Change in Control Benefits. Maintain a Severance Plan where change in control benefits are only provided upon a qualifying termination of employment following a change in control transaction.

Repricing of Options. We do not permit repricing of underwater stock options without shareholder approval.
ESG. Include ESG performance goals in the AIP, including metrics tied specifically to our commitment to reduce flaring and spills and to ensure the safety of our workforce.
Risk Assessments. Conduct an annual risk assessment of compensation practices to facilitate risk management.
Relative and Absolute TSR. Determine payout of performance stock units based on both our TSR relative to peer group and our absolute annualized TSR.
AIP Maximum. Establish maximum AIP payout of 200% of each NEO’s target AIP compensation.
Evolving Program. Adapt compensation program based on shareholder feedback and evolving market standards.

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2022 EXECUTIVE COMPENSATION PROGRAM

Elements of 2022 Compensation Program

The primary elements of our executive compensation program and the purpose of each component are summarized in the following table. Our Co-CEOs compensation consists entirely of Performance Stock Units (PSUs).

TYPE	ELEMENT		PURPOSE	CO-CEO COMPENSATION
Fixed	Base Salary		• Attract and retain qualified executives • Provide a level of fixed pay based on the executive’s role, skills, experience and performance
Variable	Annual Incentive Program (AIP)		• Incentivize achievement of the Company’s and executive’s short-term financial, operational and strategic goals • Align executives’ interests with those of our shareholders
	Long-Term Incentive Plan (LTIP)	Restricted Stock	• Align realized values with shareholder returns • Promote retention of executives • Promote stock ownership by executives
		Performance Stock Units (PSUs)	• Reward absolute shareholder returns • Reward shareholder returns relative to industry peers • Promote retention of executives

2022 Compensation Mix

A significant portion of our executive compensation is performance-based. The graphics below show the mix of compensation elements for our former CEO and current Co-CEOs (on the left) and our other NEOs (on the right) before and after the Merger. For each graphic applicable to our former CEO and other NEOs, the compensation mix reflects the executive’s base salary and target compensation levels for the AIP and LTIP. Each graphic also identifies the portion of the compensation that is variable or “at-risk,” which refers to compensation elements that are only earned based on achievement of performance goals or through continued employment through the award’s vesting period. The ultimate realized value of these variable compensation elements, if earned at all, fluctuates or depends on Company performance as determined by the Compensation Committee, as well as our stock price.

As shown in the graphics, our executive compensation is heavily weighted towards variable or “at-risk” compensation elements, particularly following the closing of the Merger when we redesigned our executive compensation program to make 100% of our Co-CEOs’ compensation performance-based and increased the weighting of performance-based compensation for our other NEOs.

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Base Salaries

We pay market competitive base salaries to our NEOs (other than Messrs. Hickey and Walter, who do not receive cash compensation) to attract and retain qualified executives. In setting our NEOs’ base salaries, the Compensation Committee considers the role, skills, experience and performance of each executive, as well as industry and market conditions and competitive market data within our peer group and industry.

In April 2022, after considering the market analysis and advice of Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant retained by the Compensation Committee, the Compensation Committee approved adjustments to the Legacy NEO’s base salaries to remain competitive with peer data, which are reflected below.

In September 2022, after considering Meridian’s advice, the Compensation Committee approved initial base salaries for the Permian Resources officers, including the go-forward NEOs. The base salary determinations consisted of:

•

Reducing the base salary of Mr. Smith to reflect a reduction in the scope of his duties in his new role as Executive Chair

•

Maintaining existing base salaries for the other Legacy NEOs

•

Setting the base salary for Messrs. Hickey and Walter at $0 as their compensation consists solely of long-term performance-based equity awards

•

Establishing an initial base salary for Mr. Bell

EXECUTIVE	BASE SALARY (12/31/2021)	BASE SALARY (4/26/2022)	BASE SALARY (9/1/2022)
William M. Hickey	N/A	N/A	$—
James H. Walter	N/A	N/A	$—
Sean R. Smith	$754,000	$780,390	$500,000
George S. Glyphis	$461,216	$477,359	$477,359
Matthew R. Garrison	$413,400	$454,740	$454,740
Brent P. Jensen	$363,823	$376,557	$376,557
John C. Bell	N/A	N/A	$375,000
Davis O. O’Connor	$415,094	$429,622	N/A

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Annual Incentive Program (AIP)

Our Annual Incentive Program (AIP) is designed to promote the achievement of annual financial, operational and strategic goals that are aligned with the creation of shareholder value.

In connection with adopting the 2022 AIP in early 2022, the Compensation Committee set an AIP target for each Legacy NEO, expressed as a percentage of the Legacy NEO’s year-end base salary. The AIP targets were set at levels that the Compensation Committee deemed to be competitive and appropriate assuming all the Company’s and Legacy NEO’s goals were attained at target levels. These AIP targets remained unchanged from 2021 levels.

In September 2022, in connection with the closing of the Merger, the Compensation Committee updated the AIP targets as follows:

•

Reduced the AIP target for Mr. Smith from 120% to 100% to reflect a reduction in the scope of his duties in his new role as Executive Chair

•

Maintained existing AIP targets for the other Legacy NEOs

•

Set the AIP targets for Messrs. Hickey and Walter at 0% as their compensation consists solely of long-term performance-based equity awards

•

Set Mr. Bell’s AIP target at 80%, a market competitive level for executives serving in similar positions

In early 2022, the Compensation Committee established the program weightings between different components of the AIP and approved the operational and financial metrics used for the formulaic portion of the AIP, as well as the quantitative and qualitative goals used for the ESG and Strategic components of the AIP. The overall program design was similar to the design of the 2021 program and intended to support and incentivize the NEOs to continue the transition the Company started in 2020 to prioritize capital efficiency and discipline with a goal of generating sustainable free cash flow.

In September 2022, in connection with the closing of the Merger, the Compensation Committee determined that the level of achievement of the original AIP metrics and strategic goals would be determined based on performance for the partial year through the closing date of the Merger and that this performance level would account for 2/3 of the overall payout level for the Legacy NEOs. The level of achievement for each AIP metric for the pre-closing period is reflected below. The performance on the Free Cash Flow metric reflects an annualization of the Free Cash Flow generated in the pre-closing period.

The following table presents the AIP target percentages for each NEO at the end of 2021, at the initial pre-Merger level during 2022 and the updated post-Merger level during 2022. None of the NEOs have a minimum or guaranteed bonus under the AIP, and the maximum payout for each NEO is 200% of the NEO’s target AIP compensation.

EXECUTIVE	2021 TARGET	PRE-MERGER 2022 TARGET	POST-MERGER 2022 TARGET
William M. Hickey	N/A	N/A	0%
James H. Walter	N/A	N/A	0%
Sean R. Smith	120%	120%	100%
George S. Glyphis	100%	100%	100%
Matthew R. Garrison	95%	95%	95%
Brent P. Jensen	85%	85%	85%
John C. Bell	N/A	N/A	80%
Davis O. O’Connor	90%	90%	N/A

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COMPONENT	METRIC	WEIGHTING	ASSESSMENT	METRIC PAYOUT PERCENTAGE
BALANCE SHEET	Net Debt / LTM EBITDAX			200% (Maximum)
RETURNS	Cash Return on Capital Employed			200% (Maximum)
CAPITAL EFFICIENCY	F&D Costs ($ / Boe)			153%
FREE CASH FLOW	Free Cash Flow / Share			200% (Maximum)
COST STRUCTURE	(LOE + Cash G&A) / Boe			156%
ESG	Flaring Target			158%
	Oil Spills Target			200% (Maximum)
STRATEGIC	Various — see below		See commentary below	~200%

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When determining the payout percentage for the Strategic component for the pre-closing period, the Compensation Committee recognized that the Company’s performance significantly exceeded the majority of its pre-closing strategic objectives, which are outlined below. In evaluating these metrics, the Compensation Committee noted that higher natural gas and NGL prices drove up GP&T costs outside the Company’s control due to the nature of percent-of-proceeds GP&T contracts. The Committee strongly considered the strategic decision to pursue and close the Merger and the extraordinary effort involved in achieving the business objectives while managing the transaction. The result of this analysis was that the Committee awarded the strategic component near the maximum level, which, when combined with the achievement of the other performance metrics, resulted in a total payout score for the pre-closing period of 185%.

COMPONENT	PRE-CLOSING PERIOD GOALS AND CONSIDERATIONS	POST-CLOSING PERIOD GOALS AND CONSIDERATIONS
Strategic
•

Achieve drilling, completions & facilities costs of
$950 / ft for wells completed in Pre-Closing Period

•

Deliver unit cost metrics and capital expenditures within initial public guidance ranges

•

Develop and implement a shareholder return program

•

Develop and implement midstream multi-year plan

•

Protect corporate plan with opportunistic hedging

•

Achieve other initiatives relating to ESG, including the infrastructure of our IT assets, our capital structure credit agreement, among others

•

Begin realizing deal-related operational synergies

•

Achieve strong operational and financial performance

•

Generate increased investor interest through IR outreach

•

Integrate operational, accounting and IT systems and consolidate vendors

•

Establish plan for headquarters and office space

•

Establish best practices in environmental, social and governance practices

In early 2023, the Compensation Committee evaluated the Company’s performance against the goals the Committee adopted for the remainder of 2022 following the closing of the Merger, which largely related to effectively integrating the legacy Centennial and Colgate companies.

Based on its assessment of these goals for the post-closing period, the Committee assigned a 110% payout score to the post-closing period and certified the overall payout score for the NEOs for 2022 at 160% based on the relative contributions of the pre- and post-closing scores.

Based on the Compensation Committee’s assessment of 2022 performance as described above, the cash amounts paid to the NEOs under the 2022 AIP are outlined in the table to the right.

As Messrs. Smith and O’Connor were not employed when the AIP cash awards were paid in March 2023, they were not eligible to receive awards under the AIP. However, the severance payments each of them received at their qualifying terminations pursuant to the Legacy Severance Plan included cash awards for 2022 or a portion thereof.

EXECUTIVE	AIP CASH AWARD
William M. Hickey(1)	$	N/A
James H. Walter(1)	$	N/A
George S. Glyphis		$764,428
Matthew R. Garrison		$691,797
Brent P. Jensen		$512,693
John C. Bell(2)		$109,397
(1)

Messrs. Hickey and Walter do not participate in the Annual Incentive Program.

(2)

Mr. Bell’s amount reflects a prorated cash award for the four months he served in 2022 following the close of the Merger.

Long-Term Incentive Program (LTIP)

Our Long-Term Incentive Program (LTIP) is designed to encourage long-term shareholder value creation through the program’s alignment with our total shareholder returns (TSR), both on an absolute basis and relative to industry peers. As in prior years, the awards granted in 2022 consisted of a combination of performance stock unit awards and time-based restricted stock awards. This section separately discusses the LTIP awards the Compensation Committee made in early 2022 as part of legacy Centennial’s annual program (the Annual 2022 LTIP Awards) and the LTIP awards the Compensation Committee made in September 2022 in connection with the closing of the Merger (the Post-Merger LTIP Awards).

Annual 2022 LTIP Awards

In April 2022, the Committee made 2022 LTIP awards to the Legacy NEOs. In determining the target grant values for each NEO, the Compensation Committee considered Compensation Peer Group data provided by Meridian, each Legacy NEO’s role and ability to influence and create long-term shareholder value, the other compensation received by the Legacy NEOs and 2022 market factors. Based on these considerations, the Compensation Committee increased the total LTIP value for Mr. Garrison by approximately 8% to be more competitive with peer data and otherwise awarded 2022 LTIP grants to the Legacy NEOs with equivalent target values to the 2021 grants. The full makeup of the Compensation Peer Group used by the Compensation Committee is provided below in the “Use of Competitive Market Data” section.

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The following table outlines the LTIP awards received by the Legacy NEOs in early 2022, including grant date values that are calculated based on the five-day average closing stock price ending on the day prior to the grant date. The 2022 restricted stock awards vest in substantially equal installments on the first three anniversaries of the date of grant, subject to the executive’s continuous employment through each vesting date. The vesting mechanics applicable to the PSU awards is described in more detail later in this CD&A section under the heading Performance Stock Units (PSUs).

EXECUTIVE	TARGET NUMBER OF PSUs GRANTED (#)	SHARES OF RESTRICTED STOCK GRANTED (#)	TOTAL GRANT DATE TARGET VALUE ($)
Sean R. Smith	330,000	220,000	4,625,500
George S. Glyphis	137,103	137,103	2,306,072
Matthew R. Garrison	99,702	99,702	1,676,988
Davis O. O’Connor	93,731	93,731	1,576,555
Brent P. Jensen	72,794	72,794	1,224,395
Post-Merger LTIP Awards

In connection with closing the Merger, the Compensation Committee approved “inaugural” Permian Resources LTIP awards to the company’s officers and employees, including the post-Merger NEOs. We view these awards as the 2023 LTIP awards since these Post-Merger LTIP Awards essentially accelerated the issuance of the awards the Compensation Committee would otherwise have granted in February 2023. Since these accelerated awards replaced the February 2023 awards, the Compensation Committee does not intend to grant any LTIP awards to these NEOs in 2023.

The decision to accelerate the issuance of the 2023 LTIP awards to the closing date of the Merger was made by the Compensation Committee for several reasons, including:

•

PSUs represented the majority of value for the NEO grants, and the Committee believed it appropriate for the grant date and performance period commencement date for the PSUs to align with the closing date of the Merger so that the PSUs tracked performance back to the origin of Permian Resources.

•

All equity held by legacy Colgate NEOs and employees vested in connection with the Merger closing, so granting new awards concurrent with the Merger increased retention of key legacy Colgate employees.

•

Post-Merger LTIP Awards increased retention of key legacy Centennial employees, many of whom were eligible for severance benefits upon a qualifying termination under the Legacy Severance Plan.

As discussed above, a major focus of the Compensation Committee and our Co-CEOs for the post-Merger executive compensation program was furthering the alignment between executive compensation and shareholder returns. For the Post-Merger LTIP Awards, this was reflected through a higher weighting of PSUs within the program, with the Co-CEOs awards consisting entirely of PSUs.

PERMIAN RESOURCES	2023 PROXY STATEMENT	37

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As described above, 100% of our Co-CEOs compensation consists of PSUs. The Compensation Committee, with the support of the Co-CEOs, chose this structure to allow for full alignment between the Co-CEOs’ compensation and the TSR experienced by our shareholders. In determining the target LTIP award amount for the Co-CEOs, the Compensation Committee considered Compensation Peer Group data provided by Meridian on CEO compensation, each Co-CEO’s role and ability to individually and jointly drive shareholder returns, the additional equity cost of having two CEOs and the cash savings of the Co-CEOs not receiving salaries or annual bonuses. Based on these considerations, the Compensation Committee set the target annual LTIP compensation for each Co-CEO at $5 million.

For the inaugural awards, the Compensation Committee awarded $15 million in PSUs to each Co-CEO, which was designed to represent the value of a three-year grant for the Co-CEOs, and the Compensation Committee does not intend to make any additional equity grants to either of the Co-CEOs until the end of such three-year period. Please note that the value of these three-year equity awards included in the 2022 Summary Compensation Table significantly increases the “Total Compensation” value for our Co-CEOs above the $5 million target annual LTIP compensation. However, since no additional equity awards are contemplated for the Co-CEOs over the next three years, shareholders should expect a corresponding decrease in “Total Compensation” in the Summary Compensation Table in the proxy statements over the next few years.

In determining the target grant values for the other NEOs, the Compensation Committee considered Compensation Peer Group data provided by Meridian, the other compensation received by each NEO, including historical data where applicable, and each NEO’s role and ability to influence and create long-term shareholder value.

Based on these considerations, the Compensation Committee set Mr. Bell’s initial annual LTIP target compensation at $1,250,000 and affirmed the historical LTIP targets for Messrs. Glyphis, Garrison and Jensen. As the Compensation Committee does not plan to make any additional LTIP awards to these NEOs until the Company’s next annual cycle in February 2024, their awards were increased by a one-time 30% adjustment factor, which offset the longer than normal gap between annual grants.

Given Mr. Smith’s transitional Executive Chair role, the Compensation Committee awarded the full amount of his annual LTIP grant in the form of restricted stock. Mr. Jensen also received an award consisting entirely of restricted stock given the expectation that he would likely transition out of the organization prior to the end of 2023.

The following table outlines the LTIP awards received by the then NEOs in September 2022, including target grant date values that are calculated based on the five-day average closing stock price ending on the day prior to the grant date.

EXECUTIVE	TARGET NUMBER OF PSUs GRANTED (#)	SHARES OF RESTRICTED STOCK GRANTED (#)	TOTAL GRANT DATE TARGET VALUE ($)
William M. Hickey	1,787,843	—	15,000,003
James H. Walter	1,787,843	—	15,000,003
Sean R. Smith	—	178,784	1,499,998
George S. Glyphis	250,123	107,196	2,997,906
Matthew R. Garrison	181,892	77,954	2,180,108
Brent P. Jensen	—	193,683	1,625,000
John C. Bell	135,578	58,105	1,625,000
Performance Stock Units (PSUs)

The PSUs granted to the NEOs (other than Messrs. Hickey and Walter) each have a performance period of approximately three years. As discussed above, the PSUs granted to Messrs. Hickey and Walter were designed to represent a three-year grant. These PSUs were therefore divided into three equal tranches with the performance period applicable to each tranche lasting approximately three, four and five years later. The Compensation Committee determined this approach to the PSUs was appropriate so that each tranche’s performance period ends when the performance period would have otherwise ended if the PSUs had been granted in a normal three-year cycle. The graphic appearing to the right highlights the performance periods for each of the PSUs granted during 2022.

PERMIAN RESOURCES	2023 PROXY STATEMENT	38

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The number of PSUs that vest and become earned is determined based on the level of achievement with respect to both Relative TSR and Absolute TSR performance metrics. The following sections describe the performance multipliers that would apply to the PSU awards at each level of achievement.
Relative TSR

The PSUs vest and become earned at the end of their respective performance period based on our TSR ranking relative to our performance peer group (Relative TSR), with linear interpolation used to determine the vesting level between percentiles listed in the Relative TSR table below. The Relative TSR scale used for the Annual 2022 LTIP Awards were unchanged from the Relative TSR scale used in 2021 and required achieving a minimum Relative TSR Percentage of approximately 25% to earn PSUs on the vesting date.

As in prior years, the Compensation Committee also included the SPDR S&P Oil & Gas Exploration & Production ETF (XOP) in the performance peer group for the PSUs awarded in 2022 so that our Relative TSR is also measured against a broader basket of energy companies against whom we compete for capital. The full makeup of the performance peer group for each series of PSUs is provided below in the “Use of Competitive Market Data” section.

Absolute TSR

The number of PSUs that would otherwise vest is further adjusted by our absolute annualized TSR over the performance period (Absolute TSR), which reduces or increases the vesting level of the PSUs depending on the Absolute TSR level. The Absolute TSR levels used for the Annual 2022 LTIP Awards were unchanged from Absolute TSR levels used in 2021.

The more rigorous Absolute TSR levels used for the Post-Merger LTIP Awards were chosen by the Compensation Committee as they furthered the heightened pay-for-performance philosophy of the new executive compensation program, with more upside for more significant absolute returns and more downside for low or negative absolute returns.

ANNUAL 2022 LTIP AWARDS
Relative TSR(1)		Absolute TSR
Relative Ranking TSR %	Relative Multiplier	Absolute Annualized TSR %	Absolute Multiplier
100%	200%	>15%	125%
75%	150%	0% — 15%	100%
50%	100%	<0%	75%
25%	35%
<25%	0%
POST-MERGER LTIP AWARDS
Relative TSR(1)		Absolute TSR(1)
Relative Ranking TSR %	Relative Multiplier	Absolute Annualized TSR %	Absolute Multiplier
≥ 85%	200%	> 20%	150%
50%	100%	15%	125%
15%	15%	10%	100%
< 15%	0%	5%	75%
		≤ 0%	50%
(1)	Linear interpolation is used to determine applicable Multipliers between percentiles listed in tables.

To help illustrate the rigorous nature of the Absolute TSR metric included in the Post-Merger LTIP Awards, the Absolute Annualized TSR listed in the table above (in percentages) are translated into the corresponding cumulative shareholder returns (in dollars) for each tranche of the Co-CEOs’ PSUs. In accordance with the PSU award agreements, the cumulative shareholder returns combine the total amount of dividends we pay to our shareholders during the performance period and the total stock price appreciation (if any) PR stock experiences in the performance period above the $7.50 starting price.

For example, if cumulative dividends and stock price appreciation from the Merger closing through December 31, 2026 are below $3.80 on a combined basis, the payout on the tranche of PSUs that is subject to the performance period ending on such date would be reduced due to a below-target payout on the Absolute TSR metric. Linear interpolation will be used to calculate the Absolute Multiplier between the cumulative shareholder returns levels illustrated.

Please note that our historic stock price performance is not necessarily indicative of future stock price performance. In addition, all future stock prices referenced or shown are solely intended to illustrate the annualized shareholder return levels at which different Absolute Multipliers could be achieved, and no assurance is or can be given that any of those stock prices will be achieved.

PERMIAN RESOURCES	2023 PROXY STATEMENT	39

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Vesting of 2019 PSUs

The PSUs granted in August 2019 to the then-serving NEOs were eligible to vest at the conclusion of the three-year performance period ending on June 30, 2022, subject to the achievement of the 2019 PSUs’ Relative TSR performance goals during the performance period and the NEO’s continuous employment through the end of the performance period. The 2019 PSUs were not subject to an Absolute TSR performance measure. Based on the Company’s TSR for the performance period compared to the applicable peer group, the payout percentage was approximately 58% of the target PSUs awarded per the terms of the PSU award agreement. Vested PSUs were settled in the form of company stock, as detailed in the table that follows.

EXECUTIVE	TARGET NUMBER OF 2019 PSUs GRANTED (#)	PERCENT OF TARGET 2019 PSUs EARNED	VESTED 2019 PSUs
Sean R. Smith	175,263	58%	102,236
George S. Glyphis	141,341	58%	82,448
Davis O. O’Connor	96,112	58%	56,065
Brent P. Jensen	73,497	58%	42,873

Modification and Partial Vesting of 2020 PSUs

The PSUs granted in July 2020 to the then-serving NEOs were initially structured as cash-settled awards due to the limited number of remaining shares under the LTIP. In advance of the performance period ending on June 30, 2023, the Compensation Committee approved an amendment to the award agreements for the 2020 PSUs that would enable the 2020 PSUs to settle in company stock or cash at the discretion of the Compensation Committee. The updated settlement flexibility was important to the Company to preserve flexibility and improve cash flow and was included in an amended award agreement, which Messrs. Smith, Garrison, Glyphis and Jensen signed in August 2022. As an inducement for Mr. Garrison to sign the amended award agreement, the Compensation Committee agreed to settle in cash 1/3 of his 2020 PSUs, with the remaining 2/3 remaining outstanding and subject to the normal vesting schedule for the 2020 PSUs. When a third of Mr. Garrison’s PSUs were settled in August 2022, the 2020 PSUs had a payout percentage of approximately 133% based on the company’s performance to date in the performance period for the 2020 PSUs. Mr. Garrison received approximately $1.8 million in cash for the settled 2020 PSUs.

PERMIAN RESOURCES	2023 PROXY STATEMENT	40

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Retirement Plans and Other Employee Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life and disability insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our NEOs may participate in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code of 1986, as amended (the Code), to the same extent as our other full-time employees. Our 401(k) Plan provides for matching contributions equal to 100% of the first 8% of each employee’s eligible compensation contributed to the plan. Employees are immediately 100% vested in the matching contributions. We do not typically provide any perquisites or special personal benefits to our NEOs.

DETERMINATION OF COMPENSATION

Our executive compensation program has been designed to attract, motivate, reward and retain high caliber management with the skills and competencies we believe are essential to our success and to align executive compensation with our short-term and long-term business objectives, business strategy and financial and operational performance. We link pay and performance to foster a culture of individual accountability and, in evaluating executive officer performance, place particular emphasis on the Company’s and individual’s performance against the pre-assigned goals, which is described in greater detail above in the section entitled “Annual Incentive Program.”

Role of the Compensation Committee

The Compensation Committee administers and determines the parameters of our executive compensation program, including appropriate target levels and performance measures and the allocation between short-term and long-term compensation and between cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each NEO. References in this section to the “Compensation Committee” refer to (1) the Compensation Committee as constituted before the Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee before the Merger, and (2) the Compensation Committee as constituted after the Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee after the Merger.

The Compensation Committee has principal authority for determining and approving the compensation awards for our executives and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee takes into account, among other factors:

•

achievement of Company and individual performance goals and expectations relating to the NEO’s position at the Company;

•

alignment of NEO compensation with short-term and long-term Company performance;

•

competitiveness with compensation peer group companies, internal pay equity among individuals with similar expertise levels and experience and the unique skill sets of the individual;

•

market demand for individuals with the NEO’s specific expertise and experience;

•

advice, data and analysis provided by the Compensation Committee’s independent compensation consultant;

•

general industry compensation data;

•

the NEO’s background, experience and circumstances, including prior related work experience and training; and

•

the recommendations of our CEO (prior to the Merger) or Co-CEOs (following the Merger).

PERMIAN RESOURCES	2023 PROXY STATEMENT	41

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Role of Compensation Consultant in Determining Executive Compensation

In determining 2022 executive compensation, including the changes to the executive compensation program implemented following the Merger, the Compensation Committee received information and reports from Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant initially retained by the Compensation Committee in 2020 after a fulsome review of several potential consultant candidates.

Meridian provided data, analysis and advice to the Compensation Committee, including market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with each executive’s responsibilities and consistent with market trends in executive compensation practices for companies in our industry. Meridian does not provide services to PR, the Compensation Committee or management other than consulting services related to the duties and responsibilities of the Compensation Committee with respect to the compensation and benefits of our directors, officers and employees. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Meridian and does not believe Meridian’s work in 2022 raised a conflict of interest.

Use of Competitive Market Data

A key objective of our executive compensation program is to ensure that the total compensation opportunities available to our executives are competitive with those of oil and gas exploration and production companies with whom we compete for executive talent, investment dollars and business opportunities. To assist us in evaluating our executive compensation program against this key objective, we maintain a peer group that we refer to as our “Compensation Peer Group.” We also use a similar group of peer companies, in addition to the SPDR S&P Oil & Gas Exploration and Production ETF (XOP) to determine our total shareholder returns relative to our peers for purpose of determining the payout level for the PSUs, and we refer to this separate peer group as our “Performance Peer Group.”

Compensation Peer Group

The Compensation Committee, with input and advice from Meridian, typically reviews the Compensation Peer Group on an annual basis to ensure it remains appropriate year-over-year. The Compensation Peer Group is selected based on multiple factors, including assets, market capitalization, enterprise value, location, revenue, geographic footprint and complexity of operations.

In early 2022, the Compensation Committee re-assessed and updated the Compensation Peer Group. During this process, the Compensation Committee added Civitas Resources, Inc. and HighPeak Energy, Inc. to the Compensation Peer Group Civitas Resources had been formed through the merger of Bonanza Creek Energy, Inc. and Extraction Oil & Gas, Inc., and its addition to the Compensation Peer Group offset the loss of legacy peer, Bonanza Creek. Similarly, the addition of HighPeak Energy offset the loss of legacy peer, Cimarex Energy, which had merged with Cabot Oil & Gas Corporation to form Coterra Energy Inc.

In June 2022, the Compensation Committee approved an updated Compensation Peer Group to better reflect the size, operations and market capitalization of Permian Resources following the closing of the Merger. Based on the expected market capitalization of PR, each of Earthstone Energy, Inc. and Ranger Oil Corporation were removed due to their smaller market values and the relatively larger Murphy Oil Corporation and California Resources Corporation were added to the updated Compensation Peer Group.

Performance Peer Group

The Performance Peer Group is typically reviewed by the Compensation Committee, with input and advice from Meridian, prior to the Committee awarding PSUs. In early 2022, in connection with granting the Annual 2022 LTIP Awards, the Compensation Committee re-assessed the Performance Peer Group and determined it to be appropriate to use the same group of peers in this group as it had approved for the Compensation Peer Group around the same time. In making this determination, the Compensation Committee considered the pending acquisition of Whiting Petroleum Corporation by Oasis Petroleum Inc. and the likelihood that the Company’s peer group would be automatically updated in the near-term to reflect the removal of Whiting Petroleum upon a successful closing of that transaction.

In September 2022, in connection with awarding the Post-Merger LTIP Awards, the Compensation Committee approved an updated Performance Peer Group to better reflect the size, operations and market capitalization of Permian Resources following the closing of the Merger. The updated Performance Peer Group included Diamondback Energy, Inc., another Permian Basin focused exploration and production company, and removed Ranger Oil Corporation due to its smaller market value. The updated Performance Peer Group also reflected the removal of Whiting Petroleum Corporation, which had ceased to be a peer company in July 2022 when the Oasis Petroleum and Whiting Petroleum merger closed.

PERMIAN RESOURCES	2023 PROXY STATEMENT	42

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PEER	COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP
	ORIGINAL CDEV GROUP	UPDATED PR GROUP	ANNUAL 2022 LTIP AWARDS	POST-MERGER LTIP AWARDS
California Resources Corporation		•
Callon Petroleum Company	•	•	•	•
Civitas Resources, Inc.	•	•	•	•
Diamondback Energy, Inc.				•
Earthstone Energy, Inc.	•		•	•
HighPeak Energy, Inc.	•	•	•	•
Laredo Petroleum, Inc.(1)	•	•	•	•
Magnolia Oil & Gas Corporation	•	•	•	•
Matador Resources Company	•	•	•	•
Murphy Oil Corporation		•
Oasis Petroleum Inc.(2)	•	•	•	•
PDC Energy, Inc.	•	•	•	•
Ranger Oil Corporation	•		•
SM Energy Company	•	•	•	•
SPDR S&P Oil & Gas Exploration & Production ETF (XOP)			•	•
Whiting Petroleum Corporation	•	•	•
(1)

On January 6, 2023, Laredo Petroleum changed its name to Vital Energy, Inc.

(2)

On July 1, 2022, Oasis Petroleum Inc. changed its name to Chord Energy Corporation following its merger with Whiting Petroleum Corporation.

Role of Executive Officers in Determining Executive Compensation

Our CEO (prior to the Merger) and our Co-CEOs (following the Merger) provide the Compensation Committee with a review of the performance of our executives, other than themselves, and make recommendations to the Compensation Committee to assist it in determining executive compensation levels, other than their own. As our Co-CEOs do not receive base salaries and do not participate in our Annual Incentive Program, we believe our Co-CEOs are uniquely able to make impartial recommendations to the Compensation Committee on those compensation elements.

During 2022, our Co-CEOs reviewed compensation assessments and data provided by Meridian prior to and in connection with the recommendations they made to the Compensation Committee. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2022 executive compensation were made by the Committee.

OTHER COMPENSATION PRACTICES AND POLICIES

Employment, Severance or Change in Control Agreements

We have not entered into any employment agreements with our NEOs. However, we consider a strong workforce to be essential to our success. To that end, we recognize that the uncertainty which may exist among employees with respect to their “at-will” employment with us could result in the departure or distraction of personnel to our detriment. Accordingly, to encourage the continued attention and dedication of our employees, and to allow our management team to focus on the value to shareholders of strategic alternatives without concern for the impact on their continued employment, we maintain a Severance Plan under which all of our regular, full-time employees are eligible to receive certain severance payments and benefits upon a qualifying termination of employment. In November 2022, to remain competitive with similar programs at peer companies, and based on advice from Meridian, we updated the plan to provide for severance benefits for certain qualifying terminations unrelated to change in control transactions, including terminations arising from a NEO’s death or disability. For a more detailed description of the Severance Plan, see the “Severance Plan” section below.

PERMIAN RESOURCES	2023 PROXY STATEMENT	43

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Company Guidelines Regarding Stock Ownership

We maintain robust Stock Ownership Guidelines for our NEOs, as well as for our non-employee directors, which are intended to demonstrate to our shareholders, the investing public and other employees that the NEOs and non-employee directors are invested in and committed to our Company, and to further align their interests with the interests of our shareholders. Under the guidelines, each NEO must own Company stock equal to a multiple of his or her base salary, and each non-employee director must own Company stock equal to a multiple of his or her annual cash retainer. The table to the right provides the current multiples required under our Stock Ownership Guidelines.

We believe our ownership requirements exceed the prevailing required ownership levels among our peers and demonstrate our heightened focus on aligning the interests of our NEOs and directors with the interests of our shareholders.

While the Stock Ownership Guidelines are less directly applicable to our Co-CEOs since they do not receive a base salary, each Co-CEO owns a substantial amount of Company stock. As of April 5, 2023, Mr. Hickey and Mr. Walter each owned approximately 3% of outstanding shares of Company common stock, with the market value of each of those positions equal to approximately $180 million.

POSITION	MULTIPLE OF BASE SALARY / ANNUAL CASH RETAINER
Co-Chief Executive Officers	8X
Non-Employee Directors	7X
Chief Financial Officer & Chief Operating Officer	4X
General Counsel & Chief Accounting Officer	3X

Our NEOs and non-employee directors generally have a transition period of five years from the date she or he became a NEO or non-employee director to come into full compliance with the guidelines. A NEO or non-employee director who is not in compliance with the guidelines on the applicable compliance date is prohibited from selling or transferring any Company stock, except as needed to pay income tax liabilities relating to the vesting or exercise price of a stock option, and may be subject to such other discipline as determined by the Compensation Committee. There is an exception to the holding requirement for severe hardship or compliance with court or domestic relations orders, subject to approval by the Compensation Committee.

As of December 31, 2022, all of our NEOs and non-employee directors were in compliance with the stock ownership guidelines, either through meeting the ownership requirement or by being within the transition period.

Company Anti-Hedging Policy

Our Insider Trading and Regulation FD Policy prohibits all of our directors, officers and other employees, as well as those acting on behalf of the Company, such as auditors, agents and consultants, from engaging in certain speculative transactions in our securities, including short-term trading, short sales, transactions in puts, calls or other derivatives, margin accounts, pledging for collateral purposes and hedging. To our knowledge, all such covered individuals are in compliance with this policy.

Clawback Policy

We have adopted a clawback policy that applies to each of our NEOs. Under the policy, recoupment of cash incentive compensation or performance-based equity compensation would generally be required in the event we restate our financial statements as a result of a material error in such financials that was caused by the fraud or intentional misconduct of one of the officers covered by the policy. In the event of such misconduct, we may recoup cash incentive compensation or performance-based equity compensation that was paid, granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure during the three years prior to the restatement. The policy gives the Compensation Committee discretion to determine whether a clawback of compensation should be initiated in any given case, as well as the discretion to make other determinations, including whether a covered individual’s conduct meets the specified standard, the amount of compensation to be clawed back and the form of reimbursement to the Company.

In November 2022 the SEC published final rules regarding clawback requirements under the Dodd-Frank Act. The New York Stock Exchange has filed with the SEC proposed listing standards that comply with these rules, and these standards must become effective by November 28, 2023 at the latest. We intend to review our clawback policy and plans after the new standards become effective and, if necessary, amend them to comply with the new listing standards.

PERMIAN RESOURCES	2023 PROXY STATEMENT	44

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Tax Treatment of NEO Compensation

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid by a public company to “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017 (TCJA), the deduction limit did not apply to “performance-based compensation” that satisfied the requirements of Section 162(m). Performance stock unit awards and stock options issued under our 2016 Long-Term Incentive Plan prior to November 2, 2017 were generally intended to satisfy the requirements of the Section 162(m) performance-based compensation exemption. The TCJA eliminated the performance-based compensation exemption, although compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, may be “grandfathered” and still qualify for the performance-based compensation exception under certain circumstances.

U.S. Department of Treasury regulations passed in 2019 require a corporate partner to include its distributive share of compensation paid by a partnership to covered employees of the corporate partner for purposes of applying the Section 162(m) deduction limit for tax years ending after December 20, 2019. Accordingly, for compensation to covered employees subsequent to the Merger, we include our distributive share of compensation paid by our subsidiary, Permian Resources Operating, LLC, which is treated as a partnership for U.S. federal income tax purposes, when determining the effect of 162(m) on the deductibility of compensation paid to our covered employees for 2022 and future tax years.

While the Compensation Committee considers the impact of Section 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, some of our compensation awards are nondeductible.

PERMIAN RESOURCES	2023 PROXY STATEMENT	45

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EARLY 2023 COMPENSATION DECISIONS

In early 2023, the Compensation Committee considered the design of the executive compensation program, and, following review and input by Meridian, approved the following performance metrics and weightings for the 2023 AIP.

CATEGORY	WEIGHTING	METRIC
Returns	20%	All-in Rate of Return
Free Cash Flow	20%	Free Cash Flow / Share
Cost Structure	10%	(LOE + Cash G&A) / Boe
ESG	10%	Percentage of Gas Flared
		Percentage of Oil Spilled
		Percentage of Water Spilled
		Total Recordable Incident Rate (TRIR)
Strategic Initiatives & Discretionary	40%	The combined payout percentage for these goals will be determined by the Compensation Committee after considering our quantitative and qualitative performance relative to the goals in these areas.

The 2023 AIP features a new returns metric, the All-in Rate of Return, which will measure the overall returns on the capital we deploy. After consulting with our management team and Meridian, the Compensation Committee incorporated this metric into the 2023 AIP because the Committee believes it would help the company to maintain focus on long-term value creation.

The remainder of the 2023 AIP contains similar metrics to the 2022 AIP, but we removed the leverage target metric from the program given the significant deleveraging we achieved in 2022, which positions our balance sheet well for the future. In addition to retaining the ESG metrics on gas flaring and oil spills, we also added additional ESG metrics relating to water spills and our Total Recordable Incident Rate (TRIR).

In addition to assessing company performance on the metrics listed above, our 2023 performance will also be measured against certain additional strategic initiatives, other preset quantitative and qualitative goals and other factors that the Compensation Committee chooses to consider in its discretion, which jointly account for the remaining 40% of the program.

In choosing to allocate more weight to the Strategic Initiatives and Discretionary portion of the AIP than in 2022, the Compensation Committee determined that more discretion was appropriate for this initial year of performance for the combined company. The Compensation Committee also considered the unique ability of the Co-CEOs to provide impartial recommendations to the Committee on the AIP since the Co-CEOs do not participate in our Annual Incentive Program.

PERMIAN RESOURCES	2023 PROXY STATEMENT	46

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COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information by incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee

Maire A. Baldwin (Chair)
Steven D. Gray
Matthew G. Hyde
Jeffrey H. Tepper

PERMIAN RESOURCES	2023 PROXY STATEMENT	47

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our NEOs in their capacities as NEOs of the Company during 2022, 2021 and 2020:

2022 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
WILLIAM M. HICKEY(5) Co-Chief Executive Officer	2022	—	—	25,512,520	—	—	25,512,520
JAMES H. WALTER(5) Co-Chief Executive Officer	2022	—	—	25,512,520	—	—	25,512,520
SEAN R. SMITH Executive Chair (Former Chief Executive Officer)	2022	692,862	—	14,495,295	—	6,645,274	21,833,431
	2021	708,291	—	6,590,088	1,357,200	21,681	8,677,260
	2020	560,692	—	5,242,233	783,000	20,348	6,606,273
GEORGE S. GLYPHIS Executive Vice President and Chief Financial Officer	2022	479,813	—	10,614,260	764,428	83,110	11,941,611
	2021	439,838	—	3,099,555	691,824	25,525	4,256,742
	2020	400,688	—	2,613,556	399,129	23,792	3,437,165
MATTHEW R. GARRISON Executive Vice President and Chief Operating Officer	2022	446,260	—	6,264,112	691,797	30,162	7,432,331
	2021	392,438	—	2,096,760	589,095	21,591	3,099,884
	2020	354,973		1,675,370	333,450	20,240	2,384,033
BRENT P. JENSEN Senior Vice President and Chief Accounting Officer	2022	378,642	—	4,262,010	512,693	81,023	6,439,427
	2021	349,557	—	1,645,695	463,874	25,525	2,484,651
	2020	327,328	—	1,314,957	267,621	23,792	1,933,698
JOHN C. BELL(5) Executive Vice President and General Counsel	2022	125,000	—	2,292,044	109,397	—	2,526,441
DAVIS O. O’CONNOR(6) Former Executive Vice President and General Counsel	2022	298,262	—	2,035,837	—	2,697,577	5,031,676
	2021	398,817	—	2,119,020	560,377	27,748	3,105,962
	2020	373,456	—	1,693,153	323,294	25,664	2,415,567
(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock and performance stock units (PSUs) granted during 2022, computed in accordance with FASB’s ASC Topic 718, Stock-based Compensation (ASC Topic 718), excluding the effect of estimated forfeitures. Fair value of the PSUs was determined using Monte Carlo simulations. The assumptions used by the Company in calculating these amounts for 2022 are included in Note 7 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (Form 10-K). PSUs awarded to our Co-CEOs were designed to represent the value of a three-year grant, and no additional equity awards are contemplated for our Co-CEOs over the next three years. If the maximum level of achievement of the performance conditions associated with PSUs granted in 2022 is achieved, the values associated with the PSUs based on the closing price per share of our common stock on the dates they were granted ($7.91 for the Annual 2022 LTIP Awards and $7.62 for the Post-Merger LTIP Awards), would be as follows: $40,870,091 for Mr. Hickey and for Mr. Walter, $6,525,750 for Mr. Smith, $8,429,024 for Mr. Glyphis, $6,129,685 for Mr. Garrison, $1,439,501 for Mr. Jensen, $3,099,313 for Mr. Bell and $1,853,531 for Mr. O’Connor. For additional information regarding the stock-based awards granted to the NEOs in 2022, refer to the 2022 Grants of Plan-Based Awards table.

(2)

Amounts for 2022 include the incremental fair value associated with modifying the PSUs granted in 2020 to allow them to be settleable in either cash or shares of common stock, as computed in accordance with ASC Topic 718. The incremental fair value of this modification is as follows: $6,835,461 for Mr. Smith, $3,407,872 for Mr. Glyphis, $1,023,568 for Mr. Garrison and $1,205,060 for Mr. Jensen. These incremental fair values were calculated and included in this Summary Compensation Table in accordance with SEC rules. Because the modification related only to the Company’s ability, in its sole discretion, to settle the awards in the form of cash or shares of common stock, our Compensation Committee does not view the modification as increasing the value of the awards or additional compensation received by the executives during 2022. These modifications are described in greater detail under the heading “Modification and Partial Vesting of 2020 PSUs” under the CD&A section above.

(3)

Amounts for 2022 represent the Annual Incentive Program (AIP) compensation awarded in recognition of 2022 performance, which was paid to the applicable NEOs in March 2023.

PERMIAN RESOURCES	2023 PROXY STATEMENT	48

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(4)

Amounts in this column reflect cash severance payments received in connection with a qualifying termination under the Legacy Severance Plan, matching contributions to the 401(k) Plan made by the Company on the NEO’s behalf and the amount of imputed income associated with reserved parking and the Company-paid basic life insurance maintained on the NEO’s behalf. The amounts in this column for Mr. Smith and Mr. O’Connor include an aggregate of $6,543,110 and $2,605,856 in cash severance payments, respectively, which were paid to the executive officer upon his departure from the organization. These cash severance payments constitute the entirety of the compensation and benefits due to Messrs. Smith and O’Connor under the Legacy Severance Plan. The amount of the accelerated equity award benefits that Messrs. Smith and O’Connor received is reflected in the “Option Exercises and Stock Vested in 2022” table below and is described within the “Potential Payments Upon Termination or a Change in Control” section below.

(5)

Messrs. Hickey, Walter and Bell began serving in the roles listed above effective September 1, 2022 upon the closing of the Merger. As such, amounts reported in this table for Messrs. Hickey, Walter and Bell reflect the compensation earned or paid for the portion of 2022 following such date.

(6)

Mr. O’Connor’s employment with the company ended on September 9, 2022 in connection with the closing of the Merger. As such, the amounts reported in this table for Mr. O’Connor were paid to or earned by him during the period from January 1, 2022 through the last day of his employment with us.

PERMIAN RESOURCES	2023 PROXY STATEMENT	49

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The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2022.

2022 GRANTS OF PLAN-BASED AWARDS

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)(3)	AWARDS ($)(4)
WILLIAM M. HICKEY		—	$—	$—
	9/1/2022				134,088	1,787,843	5,363,529		25,512,520
JAMES H. WALTER		—	$—	$—
	9/1/2022				134,088	1,787,843	5,363,529		25,512,520
SEAN R. SMITH		—	$500,000	$1,000,000
	4/27/2022							220,000	1,740,200
	4/27/2022				86,625	330,000	825,000		4,557,300
	9/1/2022							178,784	1,362,334
GEORGE S. GLYPHIS		—	$478,000	$956,000
	4/27/2022							137,103	1,084,485
	4/27/2022				35,990	137,103	342,758		1,893,392
	9/1/2022							107,196	816,834
	9/1/2022				18,759	250,123	750,369		3,411,678
MATTHEW R. GARRISON		—	$432,250	$864,500
	4/27/2022							99,702	788,643
	4/27/2022				26,172	99,702	249,255		1,376,885
	9/1/2022							77,954	594,009
	9/1/2022				13,642	181,892	545,676		2,481,007
BRENT P. JENSEN		—	$320,450	$640,900
	4/27/2022							72,794	575,801
	4/27/2022				19,108	72,794	181,985		1,005,285
	9/1/2022							193,683	1,475,864
JOHN C. BELL		—	$300,000	$600,000
	9/1/2022							58,105	442,760
	9/1/2022				35,589	135,578	338,945		1,849,284
DAVIS O. O’CONNOR		—	$—	$—
	4/27/2022							93,731	741,412
	4/27/2022				24,604	93,731	234,328		1,294,425
(1)

Amounts reflect target and maximum cash awards payable under our Annual Incentive Program. Messrs. Hickey and Walter do not participate in the Annual Incentive Program.

(2)

Amounts reflect number of shares that would be delivered to each NEO is the PSUs were earned at the threshold, target and maximum levels of performance. If and to the extent earned, the PSUs will vest at the end of the applicable performance period, subject to the executive’s continuous employment through the last day of such period.

(3)

These restricted stock awards will vest in three substantially equal annual installments following the date of grant, subject to the NEO’s continued service with us.

(4)

All awards were made pursuant to the LTIP. Amounts in this column reflect the aggregate grant date fair value of awards granted during 2022 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 7 to the Form 10-K.

PERMIAN RESOURCES	2023 PROXY STATEMENT	50

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The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2022

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

		OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXER-C ISED OPTIONS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
NAME	GRANT DATE	EXERCIS- ABLE (#)	UNEXERCIS- ABLE (#)
WILLIAM M. HICKEY	9/1/2022							1,787,841	16,805,705
	9/1/2022							1,787,844	16,805,734
	9/1/2022							1,787,844	16,805,734
JAMES H. WALTER	9/1/2022							1,787,841	16,805,705
	9/1/2022							1,787,844	16,805,734
	9/1/2022							1,787,844	16,805,734
SEAN R. SMITH(3)	10/27/2016	300,000	—	14.52	3/31/2023
GEORGE S. GLYPHIS	10/27/2016	250,000	—	14.52	10/26/2026
	2/24/2020					24,638	231,597
	7/28/2020					427,052	4,014,289	2,562,310	24,085,714
	7/27/2021					137,758	1,294,925	206,637	1,942,388
	4/27/2022					137,103	1,288,768	342,758	3,221,925
	9/1/2022					107,196	1,007,642	750,369	7,053,469
MATTHEW R. GARRISON	10/27/2016	150,000	—	14.52	10/26/2026
	2/24/2020					17,103	160,768
	7/28/2020					385,378	3,622,553	769,600	7,234,240
	7/27/2021					93,190	875,986	139,784	1,313,970
	4/27/2022					99,702	937,199	249,255	2,342,997
	9/1/2022					77,954	732,768	545,676	5,129,354
BRENT P. JENSEN	3/24/2017	125,000	—	17.17	3/24/2027
	2/24/2020					13,605	127,887
	7/28/2020					302,474	2,843,256	906,060	8,516,964
	7/27/2021					73,142	687,535	109,713	1,031,302
	4/27/2022					72,794	684,264	181,985	1,710,659
	9/1/2022					193,683	1,820,620	—	—
JOHN C. BELL	9/1/2022					58,105	546,187	406,734	3,823,300

PERMIAN RESOURCES	2023 PROXY STATEMENT	51

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		OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXER-C ISED OPTIONS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
NAME	GRANT DATE	EXERCIS- ABLE (#)	UNEXERCIS- ABLE (#)
DAVIS O. O’CONNOR(3)	3/24/2017	125,000		$14.52	9/9/2023

(1) Represents shares of restricted stock, which vest on the vesting dates set forth in the following table (subject generally to continued employment).
	SHARES OF RESTRICTED STOCK BY VESTING DATES
NAME	6/1/2023	9/1/2023	3/1/2024	6/1/2024	9/1/2024	6/1/2025	9/1/2025	TOTAL
George S. Glyphis	45,701	531,663	24,638	45,701	104,611	45,701	35,732	833,747
Matthew R. Garrison	33,234	457,957	17,103	33,234	72,580	33,234	25,985	673,327
Brent P. Jensen	24,264	403,606	13,605	24,265	101,132	24,265	64,561	655,698
John C. Bell	—	19,368	—	—	19,368	—	19,369	58,105
(2)

Represents PSUs, which vest based on the Company’s TSR as compared to the TSR of the performance peer group over a multi-year performance period and, for the PSUs granted in 2021 and 2022, the Company’s absolute annualized TSR over the performance period. The number of PSUs reported is based on the number of PSUs granted to each NEO multiplied by the performance multiplier for the threshold level of performance (for the PSUs granted in 2021) and the maximum level of performance (for the PSUs granted in 2020 and 2022). The market or payout value for these PSUs is calculated using the $9.40 per share closing price of our common stock on December 30, 2022.

(3)

All the unvested restricted stock and PSU awards held by Messrs. Smith and O’Connor vested upon the date their respective terminations became effective pursuant to our Severance Plan, as reflected in the Option Exercises and Stock Vested in 2022 table below. The outstanding option awards reported herein for Mr. Smith remained outstanding for a period of 3 months following his termination date. The outstanding option awards reported herein for Mr. O’Connor remain outstanding for a period of 12 months following his termination date as Mr. O’Connor had a qualifying retirement under the Company’s retirement guidelines.

The following table provides information regarding the vesting of restricted stock and PSU awards held by our NEOs during 2022. The value realized from the vesting of the restricted stock and PSU awards is equal to the closing price of our common stock on the applicable vesting date, multiplied by the number of shares of stock acquired. The value is calculated before payment of any applicable withholding or other income taxes.

OPTION EXERCISES AND STOCK VESTED IN 2022

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Sean R. Smith(1)	8,011,422	$73,007,362
George S. Glyphis	703,641	$5,262,190
Matthew R. Garrison	788,966	$5,821,026
Brent P. Jensen	448,047	$3,363,301
Davis O. O’Connor(2)	2,149,057	$16,812,592
(1)

Mr. Smith’s vested stock amount includes 6,790,823 shares that were accelerated and vested pursuant to our Severance Plan upon his termination.

(2)

Mr. O’Connor’s vested stock amount includes 1,568,631 shares that were accelerated and vested pursuant to our Severance Plan upon his termination.

PERMIAN RESOURCES	2023 PROXY STATEMENT	52

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SEVERANCE PLAN

Severance protection is provided to all of our regular, U.S. full-time employees, including each of our NEOs, under our Severance Plan, which was last updated by our Board in November 2022. This updated Severance Plan replaced the Legacy Severance Plan and provides a uniform framework for certain severance and change in control benefits that are consistent with market practices and is described in more detail below.

Severance Benefits Related to a Change in Control

The Severance Plan has a “double trigger” mechanism for change in control severance, which requires first that a change in control event has occurred, and second that, within a specified period thereafter, the employee has incurred a qualifying termination.

Under the Severance Plan, if, within 24 months following a change in control, we terminate the employment of one of our NEOs without “cause” or if the NEO resigns for “good reason,” (as such terms are defined in the Severance Plan) then such NEO will be entitled to receive:

•

Severance Payment: Cash payment equal to 3.0 times (for our CEO) or 2.75 times (for our other NEOs) the sum of the NEO’s base salary and average AIP award for the preceding three years;

•

Prorated Bonus: Prorated AIP award (paid at target) for the year of termination;

•

Accelerated Vesting of All Awards: Accelerated vesting of the NEO’s unvested time-based equity awards and performance-based awards (based on the actual achievement of the applicable performance conditions through the termination date);

•

Health Benefits: Cash payment equal to 125% of the aggregate COBRA premiums that the NEO would need to pay to continue coverage of the benefit plans for the NEO and the NEO’s family for two years following the termination date; and

•

Outplacement Benefits: Outplacement benefits for one year following the termination date.

Because neither of our Co-CEOs have a base salary or target bonus, the Severance Plan provides that any cash severance payable to either of them upon a qualifying termination following a change in control would be calculated using a $750,000 base salary and a 100% target bonus.

Severance Benefits Unrelated to a Change in Control

Under the Severance Plan, if unrelated to a change in control, we terminate the employment of one of our NEOs without “cause” (and not by reason of death or disability) or if the NEO resigns for “good reason” (as such terms are defined in the Severance Plan), then such NEO will be entitled to receive:

•

Health Benefits (same as described above);

•

Outplacement Benefits (same as described above);

•

Prorated Accelerated Vesting of Time-Based Awards: Accelerated vesting of a pro rata portion of the NEO’s unvested outstanding time-based equity awards; and

•

Prorated Vesting of Performance-Based Awards: Vesting of a pro rata portion of the NEO’s unvested outstanding performance-based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

Severance Benefits Related to Death or Disability

Under the Severance Plan, if one of our NEOs experiences a termination due to the NEO’s death or disability, then such NEO will be entitled to receive, as applicable:

•

Health Benefits (same as described above);

•

Outplacement Benefits (same as described above);

•

Accelerated Vesting of Time-Based Awards: Accelerated vesting of the NEO’s unvested time-based equity awards; and

•

Vesting of Performance-Based Awards: Vesting of the NEO’s unvested outstanding performance-based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

PERMIAN RESOURCES	2023 PROXY STATEMENT	53

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The following table provides estimates of the payments and benefits that would be paid to each NEO under the Severance Plan in connection with certain termination events assuming that such NEO’s employment was terminated on December 31, 2022. For Mr. Smith, the payments and benefits reflect the actual amounts provided to Mr. Smith by the Compensation Committee in connection with his qualifying termination on December 30, 2022.

In all cases, the amounts were valued as of December 31, 2022, based upon, where applicable, $9.40 per share (the closing price of our common stock on December 30, 2022).

NAME	CATEGORY OF PAYMENT	CHANGE IN CONTROL TERMINATION	CHANGE IN CONTROL	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON(1)	DEATH / DISABILITY
William M. Hickey	Salary	2,250,000	—	—	—
	Cash Bonus	3,000,000	—	—	—
	Health & Outplacement Benefits	86,555	—	86,555	86,555
	Accelerated Equity	50,417,173	—	4,023,678	50,417,173
	Total	55,753,728	—	4,110,233	50,503,728
James H. Walter	Salary	2,250,000	—	—	—
	Cash Bonus	3,000,000	—	—	—
	Health & Outplacement Benefits	86,555	—	86,555	86,555
	Accelerated Equity	50,417,173	—	4,023,678	50,417,173
	Total	55,753,728	—	4,110,233	50,503,728
Sean R. Smith	Salary	2,341,170	—	N/A	N/A
	Cash Bonus	4,130,174	—	N/A	N/A
	Health & Outplacement Benefits	89,766	—	N/A	N/A
	Accelerated Equity	63,833,733	—	N/A	N/A
	Total	70,394,843	—	N/A	N/A
George S. Glyphis	Salary	1,314,500	—	—	—
	Cash Bonus	1,884,561	—	—	—
	Health & Outplacement Benefits	89,766	—	89,766	89,766
	Accelerated Equity	39,349,472	—	23,194,982	39,349,472
	Total	42,638,299	—	23,284,748	39,439,238
Matthew R. Garrison	Salary	1,251,250	—	—	—
	Cash Bonus	1,560,113	—	—	—
	Health & Outplacement Benefits	83,994	—	83,994	83,994
	Accelerated Equity	20,618,540	—	10,205,852	20,618,540
	Total	23,513,897	—	10,289,846	20,702,534
Brent P. Jensen	Salary	1,036,750	—	—	—
	Cash Bonus	1,215,460	—	—	—
	Health & Outplacement Benefits	83,994	—	83,994	83,994
	Accelerated Equity	15,590,472	—	9,677,759	15,590,472
	Total	17,926,676	—	9,761,753	15,674,466
John C. Bell	Salary	1,031,250	—	—	—
	Cash Bonus	1,125,000	—	—	—
	Health & Outplacement Benefits	86,555	—	86,555	86,555
	Accelerated Equity	4,369,487	—	443,017	4,369,487
	Total	6,612,292	—	529,572	4,456,042

(1)

In the case of a without “cause” employment termination that is unrelated to a change-in-control, a pro-rata portion of the terminated NEO’s PSUs shall remain outstanding for the duration of the performance period and thereafter pay out to the NEO at the level earned based on the level of performance certified by the Compensation Committee. Values displayed reflect company performance through December 31, 2022, assuming such period had ended on December 31, 2022. The values reported in the table do not include the value of accrued dividends.

PERMIAN RESOURCES	2023 PROXY STATEMENT	54

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Mr. O’Connor is not included in the above table because he was not employed with the Company as of December 31, 2022. His employment terminated in connection with the Merger closing, which the Compensation Committee deemed to be a “Change in Control” as described above. Upon his departure, in accordance with the Legacy Severance Plan, Mr. O’Connor received a cash severance payment of $2,605,856 and accelerated vesting of outstanding stock awards with an aggregate value of $12,289,621.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information regarding the ratio of the annual total compensation of each of our Co-CEOs to the total annual compensation of our median employee.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee from our entire employee population (other than our Co-CEOs), whether employed on a full-time or part-time basis, as of December 31, 2022, which consisted of 220 employees. Within this group of employees, the median employee was identified by using a total target cash compensation measure, which was calculated by annualizing on a straight-line basis the salary of each employee as of December 31, 2022 and adding each employee’s target bonus and the amount of employer-paid benefits received by each employee in 2022. The compensation measure was consistently applied to all employees.

Once we identified the median employee, we then calculated that employee’s annual total compensation in the same manner as we used to calculate total compensation of our Co-CEOs, as reported in the Summary Compensation Table.

For 2022, the annual total compensation of our median employee was $222,257, and the annual total compensation of each of Mr. Hickey and Mr. Walter, our Co-CEOs, was $25,512,520. Therefore, in 2022, the ratio of Mr. Hickey’s and Mr. Walter’s annual total compensation to the annual total compensation of our median employee was approximately 115 to 1.

As discussed above, the equity awarded by the Compensation Committee to our Co-CEOs in 2022 was designed to represent a three-year grant. If these equity awards are annualized over the three years, the annual total compensation amount of each Co-CEO would be $8,504,173. Using that annualized total compensation amount, the pay ratio would be approximately 38 to 1.

No additional equity awards are contemplated for our Co-CEOs over the next three years. Given that, and because our Co-CEOs do not receive a base salary, annual bonus or any other form of cash compensation, their total annual compensation is expected to be at or near $0 over the next few years. Accordingly, we anticipate that the median employee will have significantly more total compensation over the next few years than our Co-CEOs.

PERMIAN RESOURCES	2023 PROXY STATEMENT	55

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PAY FOR PERFORMANCE

The following table shows the total compensation for our NEOs for the past three years, as set forth in the Summary Compensation Table, and the “compensation actually paid” (computed in the manner required by SEC rules as described below) to our NEOs. The table separately presents the amounts for each Chief Executive Officer serving during the last three years, including each of our current Co-CEOs, and the average amounts for our other NEOs. The table also provides our Total Shareholder Returns (TSR), the TSR of the selected peer group, our net income and our Free Cash Flow, all presented for the past three years.

									AVERAGE SUMMARY COMPEN- SATION TABLE TOTAL FOR NON-CEO NEOs ($)(3)	AVERAGE COMPEN- SATION ACTUALLY PAID TO NON-CEO NEOs ($)(2)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
	SUMMARY COMPENSATION TABLE TOTAL FOR CEOs(1)				COMPENSATION ACTUALLY PAID TO CEOs(1)(2)						TOTAL SHARE- HOLDER RETURN ($)(4)	PEER GROUP TOTAL SHARE- HOLDER RETURN ($)(4)	NET INCOME ($)	FREE CASH FLOW(5)
YEAR	HICKEY	WALTER	SMITH	PAPA	HICKEY	WALTER	SMITH	PAPA

2022	25,512,520	25,512,520	21,833,431	—	33,915,382	33,915,382	51,416,285	—	6,674,297	17,124,841	32	64	749,840,000	569,917
2021	—	—	8,677,260	—	—	—	42,802,771	—	3,236,810	15,878,126	129	106	138,175,000	206,671
2020	—	—	6,606,273	324,805	—	—	9,557,071	716,865	2,542,616	3,560,595	204	154	(685,199,000)	(64,230)
(1)

Our current Co-CEOs, Messrs. Hickey and Walter, began serving as our Co-CEOs on September 1, 2022 upon the closing of the Merger. The former CEOs referenced are Sean R. Smith, who served as our CEO from April 1, 2020 through August 31, 2022, and Mark G. Papa, who served as our CEO from 2016 through March 31, 2020.

(2)

The dollar amounts reported in this column represent the amount of Compensation Actually Paid (CAP), as defined and calculated under applicable SEC rules, for each CEO and the average for the other NEOs. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, CAP is based on the Summary Compensation Table (SCT) pay, as adjusted for the fair market value of equity awards as of December 31, 2020, 2021 and 2022. Our NEOs do not participate in benefit programs requiring an adjustment for pension benefits calculation. The following table provides the adjustments made between SCT pay and CAP:

Year	CEO / NEO	Summary Compensation Table Total	Remove Value of Equity Awards Granted(a)	Prior Year Equity Award Adjustments(b)	Compensation Actually Paid
2022	Hickey	25,512,520	(25,512,520)	33,915,382	33,915,382
	Walter	25,512,520	(25,512,520)	33,915,382	33,915,382
	Smith	21,833,431	(14,495,295)	44,078,149	51,416,285
	Other NEOs	6,674,297	(5,093,653)	15,544,197	17,124,841
2021	Smith	8,677,260	(6,590,088)	40,715,599	42,802,771
	Other NEOs	3,236,810	(2,240,258)	14,881,574	15,878,126
2020	Smith	6,606,273	(5,242,233)	8,193,031	9,557,071
	Papa	324,805	—	392,060	716,865
	Other NEOs	2,542,616	(1,824,259)	2,842,238	3,560,595

(a)

Represents the grant date fair value and average grant date fair value of the equity awards granted to the CEO and NEOs, respectively.
(b)

Reflects the fair value/change in fair value of the awards at year end or upon vesting/forfeiture, computed in accordance with FASB’s ASC Topic 718, Stock-based Compensation (ASC Topic 718).

(3)

For 2022, the other NEOs were Messrs. Glyphis, Garrison, Jensen, Bell and O’Connor. For 2021 and 2020, the other NEOs were Messrs. Glyphis, Garrison, Jensen and O’Connor.
(4)

Total Shareholder Return is determined based on the value of an initial fixed investment of $100. The Peer Group Total Shareholder Return represents the total shareholder return of the SPDR S&P Oil & Gas Exploration & Production ETF.
(5)

Free Cash Flow is a non-GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs illustrate the relationship between the pay and performance figures that are included in the pay tables above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not represent the actual amount of compensation earned by or paid to our NEOs during the applicable years.

PERMIAN RESOURCES	2023 PROXY STATEMENT	56

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The graphs separately presents the Compensation Actually Paid (CAP) for each Chief Executive Officer serving during the last three years, with the amount appearing for Messrs. Hickey and Walter representing the amount applicable to each of them individually.

Performance Measures

The table below sets forth our most important performance measures used to link “Compensation Actually Paid” for our NEOs to company performance, over the fiscal year ending December 31, 2022. Please see the Compensation Discussion & Analysis section above for further information regarding these performance measures and their function in our executive compensation program. The performance measures included in this table are not ranked by relative importance.

IMPORTANT FINANCIAL PERFORMANCE MEASURES
Relative TSR	Net Debt / LTM EBITDAX
Absolute Annualized TSR	(LOE + Cash G&A) / Boe
Free Cash Flow	F&D Costs ($ / Boe)
Cash Return on Capital Employed

PERMIAN RESOURCES	2023 PROXY STATEMENT	57

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COMPENSATION RISK ASSESSMENT

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

DIRECTOR COMPENSATION

Directors who are not also our employees or affiliated with Riverstone Investment Group LLC, NGP Energy Capital Management, L.L.C. or Pearl Energy Investments, L.P. receive compensation under our director compensation program, which is reviewed by the Compensation Committee and is approved by the Board.

We have historically provided a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board, but our Board determined, following input and advice from Meridian, to allow directors to take 100% of their compensation in the form of stock-based compensation. Each of the directors that joined our Board on September 1, 2022 at the closing of the Merger elected to take 100% of their compensation in the form of stock-based compensation. Our legacy Centennial directors are continuing to receive quarterly cash retainer amounts for the remainder of the service year that concludes the day prior to the upcoming Annual Meeting of Shareholders, but they will have the opportunity to elect whether to take all-stock or a stock and cash combination starting at the period following the Annual Meeting.

PERMIAN RESOURCES	2023 PROXY STATEMENT	58

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The following table identifies the annual equity award each non-employee director receives and the retainer amount, which can be paid quarterly in arrears in cash or through an upsized equity award at the outset of the director’s service year. The leadership positions on the Board also receive larger equity awards, as detailed below.

ROLE	EQUITY AWARDS ($)	CASH / EQUITY RETAINER ($)
Director	162,500	87,500
Independent Board Chair	125,000	—
Chair of Audit Committee	20,000	—
Chair of Compensation Committee	15,000	—
Chair of NESG Committee	15,000	—

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us, including expenses for any relevant director education programs they attend. We extend coverage to all directors under our directors’ and officers’ indemnity insurance policies.

The following table contains information concerning the compensation of our non-employee directors for 2022.

NAME	FEES EARNED IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Maire A. Baldwin	87,500	177,493	264,993
Karan E. Eves(2)	—	166,667	166,667
Steven D. Gray(2)	—	166,667	166,667
Matthew G. Hyde	87,500	177,493	264,993
Aron Marquez(2)	—	166,667	166,667
Jeffrey H. Tepper	87,500	182,497	269,997
William J. Quinn(2)(5)	—	—
Steven J. Shapiro(3)(4)	80,552	229,492	310,044
Vidisha Prasad(3)(4)	58,492	162,498	220,990
Robert M. Tichio(5)	—	—	—
Pierre F. Lapeyre, Jr. (3)(5)	—	—	—
David M. Leuschen (3)(5)	—	—	—
(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock computed in accordance with ASC Topic 718. As of December 31, 2022, the non-employee directors held the following aggregate number of outstanding stock awards, all of which were unvested shares of restricted stock.

NAME	OUTSTANDING STOCK AWARDS
Maire A. Baldwin	21,105
Karan E. Eves	19,865
Steven D. Gray	19,865
Matthew G. Hyde	21,105
Aron Marquez	19,865
Jeffrey H. Tepper	21,700
(2)

Ms. Eves and Messrs. Gray, Marquez and Quinn were each appointed to the Board on September 1, 2022.

(3)

Ms. Prasad and Messrs. Shapiro, Lapeyre and Leuschen resigned from the Board effective immediately prior to the Merger closing on September 1, 2022.

(4)

Concurrently with the retirement of Ms. Prasad and Mr. Shapiro in connection with the Merger closing, the Compensation Committee accelerated the unvested stock awards held by each director pursuant to the terms of Non-Employee Director Compensation Program and the equity treatment contemplated by the terms of the Merger Agreement.

(5)

Messrs. Tichio, Lapeyre and Leuschen are affiliated with Riverstone, and Mr. Quinn is affiliated with Pearl; therefore, none of these directors received any compensation for serving as our directors in 2022.

PERMIAN RESOURCES	2023 PROXY STATEMENT	59

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to our equity compensation plan as of December 31, 2022.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(2)	NUMBER OF SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)(3)
Equity compensation plans approved by security holders	13,091,652	15.62	3,410,546
Equity compensation plans not approved by security holders	—	—	—
Total	13,091,652	15.62	3,410,546
(1)

Consists of PSUs and stock options outstanding under our 2016 Long Term Incentive Plan, with such number of PSUs determined based on target performance.

(2)

The weighted-average price excludes outstanding PSUs as they do not have an associated exercise price.

(3)

Consists of shares of our common stock available for future issuance under our 2016 Long Term Incentive Plan.

PERMIAN RESOURCES	2023 PROXY STATEMENT	60

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EXECUTIVE OFFICERS

The following sets forth, as of April 5, 2023 the ages, positions and selected biographical information for our executive officers who are not directors:

GUY M. OLIPHINT
Chief Financial Officer Age: 42

Guy M. Oliphint has served as our Chief Financial Officer since March 2023. Mr. Oliphint initially joined Permian Resources in January 2023 as our Executive Vice President of Finance in connection with an announced succession plan for the Chief Financial Officer role. Prior to joining Permian Resources, Mr. Oliphint was Managing Director and Co-Head of Upstream Americas with Jeffries LLC in the Energy Investment Banking Group since 2018, having joined the firm in 2003. Mr. Oliphint brings nearly two decades of experience advising upstream energy companies on financial and strategic decisions, including multiple engagements with Colgate and Centennial, the predecessor companies of Permian Resources. Mr. Oliphint graduated from the University of Texas at Austin with a B.B.A. in Business Honors and Finance.

GEORGE S. GLYPHIS
Senior Advisor Age: 53

George S. Glyphis has served as Senior Advisor since March 2023, after previously serving as the company’s Chief Financial Officer since October 2016. From July 2014 until he was appointed as the company’s Chief Financial Officer, he served as Chief Financial Officer of Centennial Resource Production, LLC, the private Centennial that was later acquired in connection with our business combination. Prior to that, Mr. Glyphis served as a Managing Director in the Oil & Gas Investment Banking practice at J.P. Morgan where his client base was comprised primarily of upstream and integrated oil and gas companies. In his 21 years at J.P. Morgan, Mr. Glyphis led the origination and execution of transactions including initial public offerings, equity follow-on offerings, high yield and investment grade bond offerings, corporate mergers and acquisitions, asset acquisition and divestitures, and reserve-based and corporate lending. Mr. Glyphis earned his Bachelor of Arts degree in History from the University of Virginia.

MATTHEW R. GARRISON
Chief Operating Officer Age: 41

Mr. Garrison has served as our Chief Operating Officer since April 2020. From October 2016 until he was appointed as Chief Operating Officer in April 2020, he served as Vice President of Geosciences. Mr. Garrison previously served as Division Exploration Manager for EOG Resources, Inc. in their Midland Division from 2014-2016. His work focused on the Exploration and Development of the Delaware Basin assets, which primarily consisted of the Avalon, Bone Spring and Wolfcamp Shale. Prior to that, Mr. Garrison was the project geologist responsible for the development of EOG’s Delaware Basin assets. He worked in the Delaware Basin for EOG from 2011-2016. Prior to that, Mr. Garrison worked in EOG’s Fort Worth Division from 2007-2011, where he worked both the Barnett gas play in Johnson County, and the Barnett combined play in Montague and Cooke County as a project geologist. In total, Mr. Garrison worked for EOG for 9 years prior to joining Permian Resources. Mr. Garrison received his B.S. in Geology from Texas A&M University, and his M.S. in Geology from Oklahoma State University.

PERMIAN RESOURCES	2023 PROXY STATEMENT	61

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JOHN C. BELL
General Counsel Age: 37

Mr. Bell has served as our General Counsel since September 2022. Prior to that, he served as Senior Vice President, Commercial at Colgate Energy. From August 2017 until he assumed the Senior Vice President role in January 2021, he served as Colgate’s Vice President and General Counsel. Prior to that, Mr. Bell practiced law at Vinson & Elkins LLP in the corporate group focusing on mergers, acquisitions, and private equity transactions in the oil and gas space. Mr. Bell received his Bachelor of Arts from the University of Texas at Austin. He received his J.D. from the University of Texas School of Law, as well as his Master of Business Administration from the University of Texas at Austin.

BRENT P. JENSEN
Chief Accounting Officer Age: 53

Mr. Jensen has served as our Chief Accounting Officer since March 2017. Prior to that, Mr. Jensen served as Vice President, Finance and Treasurer of Whiting Petroleum Corporation from March 2015 to March 2017. Mr. Jensen joined Whiting in August 2005 as Controller and became Controller and Treasurer in January 2006, and he was the designated principal accounting officer at Whiting from 2006 until his departure in 2017. Mr. Jensen was previously with PricewaterhouseCoopers L.L.P. in Houston and Los Angeles, where he held various positions in their oil and gas audit practice since 1994, which included assignments of four years in Moscow, Russia and three years in Milan, Italy. He has over 25 years of oil and gas accounting experience and is a Certified Public Accountant inactive. Mr. Jensen holds a Bachelor of Arts degree from the University of California, Los Angeles.

PERMIAN RESOURCES	2023 PROXY STATEMENT	62

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Person Transaction Policy, a copy of which is available on our website at www.permianres.com. Under the policy, our Audit Committee reviews and, where the Audit Committee determines them to be in our best interests, approves all transactions and arrangements that have an aggregate value exceeding $120,000, in which the Company participates and a Related Person to the Company has a direct or indirect material interest. For purpose of the policy, a Related Person includes our directors, director nominees, executive officers and any holder of more than 5% of our common stock, and their respective immediate family members.

In determining whether a related person transaction or arrangement is in our best interests, the Audit Committee considers, among other factors, the position within or relationship of the Related Person with us, the materiality of the transaction or arrangement, the business purpose for and reasonableness of the transaction or arrangement, whether the transaction or arrangement is comparable to one that could be available on an arms-length basis to us or is on terms we offer generally to persons who are not related, whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course, and the effect of the transaction or arrangement on our business and operations. The policy provides that the following do not create a material direct or indirect interest on behalf of the Related Person and are therefore not related person transactions:

•

reimbursements or payments of business expenses;

•

executive officer or director compensation in accordance with the disclosure exceptions provided for in Instruction 5 to Item 404(a) of Regulation S-K (or any successor rule);

•

any charitable contribution, grant, endowment or pledge by us to a charitable organization, foundation or university where the Related Person’s only relationship with that organization is as a director and the aggregate amount involved does not exceed $200,000;

•

any transaction in which the interest of the Related Person arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis (for example, dividends); and

•

any transaction with an entity at which the Related Person’s only relationship is as a director.

Annually, the Audit Committee reviews any previously approved related person transaction or arrangement that is continuing and determines based on then existing facts and circumstances whether it is in our best interest to continue, modify or terminate each such transaction or arrangement.

The Related Person Transactions Policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics (the Code of Ethics).

Our Code of Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations include, among others, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company, and any circumstance, event, relationship or situation in which the personal interest of any of our directors, officers or employees interferes or appears to interfere with our interests as a whole. A copy of our Code of Ethics is available on our website at www.permianres.com. We intend to satisfy the disclosure requirement regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website.

Although our management believes that the terms of the related person transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

RELATED PERSON TRANSACTIONS

Funds affiliated with NGP Energy Capital Management, L.L.C. (NGP), Pearl Energy Investments, L.P. (Pearl) and Riverstone Investment Group LLC (Riverstone) each beneficially own more than 5% of the outstanding shares of common stock of the Company. For the current ownership of each sponsor and its related affiliates in the Company, please see the “Security Ownership of Certain Beneficial Owners and Management” section below. Each of Pearl and Riverstone also have one director representative currently serving on the Company’s Board of Directors.

PERMIAN RESOURCES	2023 PROXY STATEMENT	63

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NGP and Pearl also own interest in CEP III Holdings, LLC and its affiliates (Colgate Holdings), a holding company that owned Colgate Energy Partners, III (Colgate) prior to Colgate’s merger with a subsidiary of Centennial Resource Development, Inc. (Centennial) on September 1, 2022 (the Merger). Members of our management team that were previously employed by Colgate also owned profit interests in Colgate Holdings until December 2022.

Because of their significant ownership in the Company, any otherwise qualifying transactions between the Company and investments affiliated with any of these sponsors is considered a related person transaction under the Company’s Related Person Transaction Policy. The following list reflects the Company’s related person transactions for 2022. We believe that the terms of these arrangements are no less favorable to either party than those held with unaffiliated parties.

•	We sell a significant portion of our produced natural gas to Lucid Energy Delaware, LLC (Lucid), a midstream company that was affiliated with Riverstone through July 2022 when Lucid was sold to another midstream company. From January 2022 through July 2022, we received approximately $25.1 million in revenue in connection with natural gas sales, which was offset by approximately $5.4 million in gathering, processing and transportation expenses that we paid to Lucid during the period. Following the sale of Lucid by Riverstone in July 2022, we no longer have a related person relationship with Lucid.
•	We have a vendor arrangement with Streamline Innovations, Inc. (Streamline), which became affiliated with Riverstone in the second quarter of 2022. During the period of 2022 when Streamline was affiliated with Riverstone, we paid approximately $1.5 million to Streamline for field equipment and related services. Streamline is also affiliated with Pearl; therefore, our transactions with Streamline after the Merger closing date would also be considered related person transactions on that basis.
•	Colgate previously had a joint operating agreement with Maple Energy Holdings, LLC (Maple), an entity affiliated with Riverstone. In December 2022, we sold all of our working interest in producing properties operated by Maple for an unadjusted sales price of $60 million. As a result, we no longer have a related person relationship with Maple following that sale. During the period in 2022 from the Merger closing to our sale of our working interest in the properties, we received approximately $8.4 million in revenue on oil and gas sales from Maple, which was offset by approximately $15.6 million in expenses we paid to Maple with respect to our working interest in the properties.
•	LM Energy Partners (LM) provides us with oil and gas gathering services. During 2022, Colgate Holdings held an ownership interest in LM until Colgate Holdings sold its ownership interest in LM in December 2022. As a result, we no longer have a related person relationship with LM following that sale. During the period in 2022 from the Merger closing to when Colgate Holdings sold its interest in LM, we paid approximately $4.0 million to LM for gathering services.
•	On the Merger closing date, Colgate transferred to Colgate Holdings its contractual right to receive certain payments from a third party as a result of drilling and completion activities completed on certain Company-operated properties. In 2022 following the Merger closing, the amount of these payments was approximately $3.7 million. As mentioned above, the members of management that previously owned an interest in Colgate Holdings sold those interests in December 2022, but Colgate Holdings continues to be affiliated with NGP and Pearl.
•	Certain mineral owners affiliated with NGP also received payments from us in 2022 relating to their ownership of oil and gas minerals that we operate. Springbok Energy Partners, Luxe Royalties and Tap Rock Resources received approximately $1.5, $1.1 and 0.2 million, respectively, in revenue payments in 2022 in the period following the Merger closing.
•	We have a vendor arrangement with Oilfield Water Logistics LLC (OWL), an NGP affiliate that provides us with midstream services. In 2022 following the Merger closing, we paid approximately $0.8 million to OWL.
•	We have a vendor arrangement with Wildcat Oil Tools LLC (Wildcat), an oilfield tool company founded by one of our directors, Aron Marquez. Mr. Marquez was the Chief Executive Officer of Wildcat from 2012 until January 2023, when he became the Executive Chairman of the Wildcat Board of Directors. Wildcat was an established vendor for each of Centennial and Colgate prior to Mr. Marquez being appointed to the Board in connection with the Merger closing. In 2022 following the Merger closing, we paid approximately $0.4 million to Wildcat.

PERMIAN RESOURCES	2023 PROXY STATEMENT	64

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding ownership of shares of our Class A common stock and Class C common stock as of April 5, 2023 by:

•

each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•

each of our named executive officers and directors for 2022; and

•

all of our current executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership percentages are based on 313,964,728 shares of our Class A common stock and 245,644,075 shares of our Class C common stock outstanding as of April 5, 2023.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

NAME OF BENEFICIAL OWNER	CLASS A COMMON STOCK		CLASS C COMMON STOCK(1)		COMBINED VOTING POWER
	NUMBER	PERCENTAGE	NUMBER	PERCENTAGE	NUMBER	PERCENTAGE
5% or Greater Shareholders
Funds affiliated with NGP Energy Capital Management, L.L.C.(2)			99,394,371	40.5%	99,394,371	17.8%
Funds affiliated with Pearl Energy Investments, L.P.(3)			89,133,469	36.3%	89,133,469	15.9%
Funds affiliated with Riverstone Holdings LLC(4)	58,227,600	18.5%			58,227,600	10.4%
The Vanguard Group, Inc.(5)	18,961,413	6.0%			18,961,413	3.4%
Directors and Named Executive Officers
William M. Hickey			16,467,681	6.7%	16,467,681	2.9%
James H. Walter			16,267,681	6.6%	16,267,681	2.9%
Sean R. Smith(6)	8,653,192	2.8%			8,653,192	1.5%
Guy M. Oliphint(7)	101,693	*			101,693	*
George S. Glyphis(8)	2,538,518	*			2,538,518	*
Matthew R. Garrison(9)	1,212,985	*			1,212,985	*
John C. Bell(10)	58,105	*	1,878,243	*	1,936,348	*
Brent P. Jensen(11)	1,072,164	*			1,072,164	*
Davis D. O’Connor(12)	2,672,333	*			2,672,333	*
Maire A. Baldwin(13)	218,395	*			218,395	*
Karan E. Eves(14)	19,865	*			19,865	*
Steven D. Gray(15)	128,954	*			128,954	*
Matthew G. Hyde(16)	194,352	*			194,352	*
Aron Marquez(17)	19,865	*			19,865	*
William J. Quinn(3)	—	*	89,133,469	36.3%	89,133,469	15.9%
Jeffrey H. Tepper(18)	204,312	*			204,312	*
Robert M. Tichio	—	*			—	*
All current directors and executive officers, as a group (15 individuals)	5,769,208	1.8%	123,747,074	50.4%	129,516,282	23.1%

PERMIAN RESOURCES	2023 PROXY STATEMENT	65

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*

= Less than 1%.

(1)

Subject to the terms of the Sixth Amended and Restated Limited Liability Company Agreement (the “OpCo LLC Agreement”) of Permian Resources Operating, LLC (“OpCo”), holders of common units in OpCo (other than the Company) generally have the right to exchange all or a portion of their common units (together with a corresponding number of shares of Class C common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each OpCo common unit (and corresponding share of Class C common stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by OpCo holders of their exchange right. As a result, beneficial ownership of Class C common stock and OpCo common units is not reflected as beneficial ownership of shares of our Class A common stock for which such common units and stock may be exchanged.

(2)

Includes 25,748,457 shares of Class C common stock held of record by NGP XI US Holdings, L.P., 12,853,273 shares of Class C common stock held of record by NGP Pearl Holdings II, LLC and 60,792,641 shares of Class C common stock held of record by Luxe Energy, LLC. NGP XI US Holdings, L.P. controls Luxe Energy, LLC. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. NGP XII US Holdings, L.P. controls NGP Pearl Holdings II, LLC. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XI, L.L.C. and GFW XII, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. and NGP XII US Holdings, L.P., respectively, to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve as voting members of the Executive Committee of NGP Energy Capital Management, L.L.C. The business address for each person named in this footnote is 2850 N. Harwood Street, 19th Floor, Dallas, Texas 75201. This information is based upon the Amendment No. 1 to Schedule 13D filed by affiliates of NGP Energy Capital Management, L.L.C. on March 14, 2023.

(3)

Includes 56,429,386 shares of Class C common stock held of record by Pearl Energy Investments, L.P. (“Pearl I”), 16,094,353 shares of Class C common stock held of record by Pearl Energy Investments II, L.P. (“Pearl II”) and 16,609,730 shares of Class C common stock held of record by Pearl CIII Holdings, L.P. (“Colgate Holdings”). Pearl I is controlled by Pearl Energy Investment GP, L.P., its general partner (“Pearl I GP, L.P.”). Pearl I GP, L.P. is controlled by Pearl Energy Investment UGP, LLC, its general partner (“Pearl I UGP”). Pearl I UGP is controlled by William J. Quinn, the founder and managing partner of Pearl Energy Investments. Pearl II is controlled by Pearl Energy Investment II GP, L.P., its general partner (“Pearl II GP, L.P.”). Pearl II GP, L.P. is controlled by Pearl Energy Investment II UGP, LLC (“Pearl II UGP”). Pearl II UGP is controlled by Quinn. Colgate Holdings is controlled by Pearl II GP, L.P. Pearl II GP, L.P. is controlled by Pearl II UGP. Pearl II UGP is controlled by Quinn. The business address for each person named in this footnote is 2100 McKinney Ave #1675, Dallas, TX 75201. This information is based upon the Schedule 13D filed by Pearl Energy Investments, L.P. on September 12, 2022.

(4)

Includes 41,084,578 shares of Class A common stock held of record by Riverstone VI Centennial QB Holdings, L.P. (“Riverstone QB Holdings”), 10,052,173 shares of Class A common stock held of record by REL US Centennial Holdings, LLC (“REL US”), 4,129,918 shares of Class A common stock held of record by Riverstone Non-ECI USRPI AIV, L.P. (“Riverstone Non-ECI”), 2,006,422 shares of Class A common stock held of record by Silver Run Sponsor, LLC (“Silver Run Sponsor”) and 954,509 shares of Class A common stock held of record by David Leuschen. David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”) and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management. Riverstone Management is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”) and the sole shareholder of Riverstone Holdings II (Cayman) Ltd. (“Riverstone Holdings II”). Riverstone Holdings is the managing member of Silver Run Sponsor Manager, LLC (“Silver Run Manager”), which is the managing member of Silver Run Sponsor. As such, each of Silver Run Manager, Riverstone Management, Riverstone/Gower, Riverstone Holdings, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Silver Run Sponsor. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings is also the sole shareholder of Riverstone Energy GP VI Corp (“Riverstone Energy Corp”), which is the managing member of Riverstone Energy GP VI, LLC (“Riverstone Energy GP”), which is the general partner of Riverstone Energy Partners VI, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone QB Holdings. As such, each of Riverstone Energy Partners, Riverstone Energy GP, Riverstone Energy Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone QB Holdings. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings II is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited (“REL IP GP”), which is the general partner of REL IP General Partner LP (“REL IP”), which is the managing member of REL US. As such, each of REL IP, REL IP GP, Riverstone Holdings II, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Non-ECI GP Ltd. (“Non-ECI GP Ltd.”) is the sole member of Riverstone Non-ECI GP Cayman LLC (“Non-ECI Cayman GP”), which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P. (“Non-ECI Cayman”), which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C. (“Riverstone Non-ECI GP”), which is the general partner of Riverstone Non-ECI. Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI GP, Non-ECI Cayman, Non-ECI Cayman GP, Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Each such entity or person disclaims beneficial ownership of these securities. The business address for each person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019. This information is based upon Amendment No. 13 to the Schedule 13D filed by affiliates of Riverstone on March 14, 2023.

(5)

The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A common stock. Vanguard has shared voting power over 184,784 shares of Class A common stock, sole dispositive power over 18,604,937 shares of Class A common stock and shared dispositive power over 356,476 shares of Class A common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G filed on February 9, 2023.

(6)

Amount reflected in the table for Mr. Smith reflects his ownership as of his last day of employment on December 31, 2022. Because Mr. Smith is no longer employed by the Company, his security ownership is not included in the total noted above for current directors and executive officers, as a group.

(7)

Amount reflected in the table for Mr. Oliphint includes 101,693 shares of Class A common stock subject to continued time-based vesting requirements.

(8)

Amount reflected in the table for Mr. Glyphis includes 809,109 shares of Class A common stock subject to continued time-based vesting requirements and 250,000 shares of Class A common stock issuable upon the exercise of stock options.

(9)

Amount reflected in the table for Mr. Garrison includes 656,224 shares of Class A common stock subject to continued time-based vesting requirements and 150,000 shares of Class A common stock issuable upon the exercise of stock options.

(10)

Amount reflected in the table for Mr. Bell includes 58,105 shares of Class A common stock subject to continued time-based vesting requirements.

(11)

Amount reflected in the table for Mr. Jensen includes 642,093 shares of Class A common stock subject to continued time-based vesting requirements and 125,000 shares of Class A common stock issuable upon the exercise of stock options.

PERMIAN RESOURCES	2023 PROXY STATEMENT	66

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(12)

Amount reflected in the table for Mr. O’Connor reflects his ownership as of his last day of employment on September 9, 2022. Because Mr. O’Connor is no longer employed by the Company, his security ownership is not included in the total noted above for current directors and executive officers, as a group.

(13)

Amount reflected in the table for Ms. Baldwin includes 21,105 shares of Class A common stock subject to continued time-based vesting requirements.

(14)

Amount reflected in the table for Ms. Eves includes 21,105 shares of Class A common stock subject to continued time-based vesting requirements.

(15)

Amount reflected in the table for Mr. Gray includes 23,954 shares of Class A common stock subject to continued time-based vesting requirements.

(16)

Amount reflected in the table for Mr. Hyde includes 21,105 shares of Class A common stock subject to continued time-based vesting requirements.

(17)

Amount reflected in the table for Mr. Marquez includes 19,865 shares of Class A common stock subject to continued time-based vesting requirements.

(18)

Amount reflected in the table for Mr. Tepper includes 21,700 shares of Class A common stock subject to continued time-based vesting requirements.

PERMIAN RESOURCES	2023 PROXY STATEMENT	67

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PROPOSAL 2:

Approval on an Advisory Basis of our Named Executive Officer Compensation

In accordance with the Dodd-Frank Act of 2010 and Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Please read “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for details about our executive compensation programs. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Permian Resources Corporation (the Company) approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on our company, our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our shareholders and intend to consider our shareholders’ views regarding our executive compensation programs, including in making future decisions relating to such programs. Our shareholders will have a “say-on-pay” vote each year, and the next “say-on-pay” vote will take place at our 2024 Annual Meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval by a non-binding advisory vote of our named executive officer compensation requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the outcome of the vote. Broker non-votes have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PERMIAN RESOURCES	2023 PROXY STATEMENT	68

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PROPOSAL 3:

Approval of the 2023 Plan

We are asking you to approve the Permian Resources Corporation 2023 Long Term Incentive Plan (the 2023 Plan), an equity incentive plan that is intended to replace the existing Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the Existing Plan). After the effective date of the 2023 Plan, shares remaining available for issuance under the Existing Plan will be transferred over to and made available for issuance under the 2023 Plan, as will shares that become available as a result of forfeitures of awards made under the Existing Plan.

On April 7, 2023, at the recommendation of our Compensation Committee, our Board of Directors adopted the 2023 Plan, subject to and effective upon approval of the 2023 Plan by our shareholders at the Annual Meeting. A copy of the 2023 Plan is attached to this Proxy Statement as Appendix B.

The 2023 Plan is based on the Existing Plan with updates to reflect the new Permian Resources name and certain other changes detailed in this section. Relative to the Existing Plan, the 2023 Plan would:

•

Increase the number of shares of our common stock reserved for issuance under the Plan by 25 million shares.

•

Extend the termination date of the Plan to April 7, 2033, the tenth anniversary of the date the 2023 Plan was approved by the Board.

We believe that the 2023 Plan is essential to our success and to accommodate the needs associated with our recent and anticipated growth. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board and our management team believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

As of April 5, 2023, the Existing Plan had approximately 1.5 million shares available for future awards. The Existing Plan is the only plan pursuant to which we can grant equity awards, and the limited number of shares remaining restricts our ability to grant future equity awards. Therefore, we believe it is very important to increase the share reserve so that we can continue to use equity awards to attract, retain and motivate employees.

If our shareholders approve the 2023 Plan, the 2023 Plan will become effective on the date of the Annual Meeting, which is scheduled for May 23, 2023. If our shareholders do not approve the 2023 Plan, the Existing Plan will continue in accordance with its terms as in effect immediately prior to the date the 2023 Plan was approved by the Board.

CONSIDERATIONS FOR APPROVAL OF THE 2023 PLAN

In recommending the 2023 Plan to the Board for approval, the Compensation Committee reviewed employee and compensation data provided by Company management and analyses prepared by Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant retained by the Compensation Committee. Considerations taken into account by the Compensation Committee included:

•

Growth. The recent merger-of-equals between Centennial and Colgate significantly increased the scale of the organization and positions the combined company as the largest pure-play Delaware Basin E&P company. The 2023 Plan right-sizes the Existing Plan and forms an integral component of the compensation program for the larger Permian Resources.

•

Competitiveness. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need for success.

•

Duration of current shares. If we do not increase the shares available for issuance, we expect the number of available shares under the Existing Plan to be insufficient to make future equity awards including the annual equity awards to our employees in early 2024. If our shareholders approve the 2023 Plan, we estimate that the shares reserved for issuance under the 2023 Plan would be sufficient for three to four additional years of awards, based on projected employee headcount and grant amounts.

•

Reasonable overhang. If approved, the issuance of the additional 25 million shares to be reserved under the 2023 Plan represents approximately 4.5% of the number of shares of our common stock outstanding as of April 5, 2023.

PERMIAN RESOURCES	2023 PROXY STATEMENT	69

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BENEFITS OF THE 2023 PLAN

The 2023 Plan provides the Company with the flexibility to effectively use the shares under the 2023 Plan to provide incentives to our employees and other service providers. The 2023 Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect the interests of our shareholders. These include:

No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except with respect to certain substitute awards granted in connection with a corporate transaction.

No Repricing Without Shareholder Approval. Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or stock appreciation right, exchange an option of stock appreciation right for a new award with a lower exercise price or cancel an option or stock appreciation right with an exercise price that is above the market value of a share for cash or other securities, in each case, unless such action is approved by our shareholders.

No Liberal Share Recycling. Shares used to pay the exercise price of an option or the withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of stock-settled stock appreciation rights, and shares purchased by us in the open market using the proceeds of option exercises do not become available for issuance for future awards under the 2023 Plan.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Plan Administrator.
No Evergreen Provision. The 2023 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished.
No Automatic Grants. The 2023 Plan does not provide for automatic grants to any individual.
No Tax Gross-Ups. The 2023 Plan does not provide for any tax gross-ups.

Minimum Vesting Requirement. The 2023 Plan provides that no award or portion thereof granted under the 2023 Plan may vest earlier than the first anniversary of the date the award is granted, and no award agreement may reduce or eliminate this minimum vesting requirement (subject to certain limited exceptions set forth in the 2023 Plan).

In consideration of these factors, and the judgment of the Board and the Compensation Committee that awards under the 2023 Plan are valuable incentives and serve the ultimate benefit of shareholders by aligning more closely the interests of participants in the 2023 Plan with those of our shareholders, the Board and the Compensation Committee believe that it is necessary to increase the number of shares authorized under the Existing Plan to enable the Company to continue appropriately incentivizing new and existing employees.

PERMIAN RESOURCES	2023 PROXY STATEMENT	70

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MATERIAL CHANGES INCLUDED IN THE 2023 PLAN

The 2023 Plan was developed based on the terms and provisions set forth in the Existing Plan and, in many respects, is substantially similar thereto. This section describes two material changes from the Existing Plan that are incorporated into the 2023 Plan. Other than as described below, there are no material differences in the terms of the 2023 Plan and the Existing Plan.

Increase in Number of Shares

The 2023 Plan will increase the number of shares of our common stock currently reserved for issuance under the Existing Plan by 25,000,000 shares. The following table sets forth the number of shares available for issuance pursuant to outstanding awards under the Existing Plan as of April 5, 2023, assuming target-level performance goal achievement for the outstanding performance stock units (PSUs). As of April 5, 2023, the market value of a share of our common stock was $11.14.

Shares subject to granted stock options	1,727,605
Weighted average exercise price	$15.77
Weighted average remaining term (years)	3.9
Shares subject to granted stock awards	41,004,880
Shares available for future awards	1,517,515

Unless the 2023 Plan is authorized and approved by our shareholders, we believe the number of shares available for issuance under the Existing Plan will be insufficient to effectively achieve the long-term incentive plan’s purpose as a powerful incentive and retention tool for employees, directors and consultants that benefits all of our shareholders. We expect the 2023 Plan will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success and to accommodate the needs associated with our recent and anticipated growth.

Without sufficient shares available for equity awards to effectively attract, motivate and retain employees, we could be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our company. These cash replacement alternatives would then reduce the cash available for other important purposes such as shareholder return initiatives.

Extension of Termination Date

Unless terminated earlier pursuant to the terms of the 2023 Plan, the 2023 Plan will extend the termination date of the Existing Plan to April 7, 2033, the tenth anniversary of the date the 2023 Plan was approved by the Board. Upon termination, the 2023 Plan will continue to govern outstanding awards.

SUMMARY OF THE 2023 PLAN

This section summarizes certain principal features of the 2023 Plan. The summary is qualified in its entirety by reference to the complete text of the 2023 Plan, which is attached to this Proxy Statement as Appendix B.

ELIGIBILITY AND ADMINISTRATION

Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the 2023 Plan. As of April 5, 2023, we had 228 employees, no consultants and six non-employee directors who would be eligible to participate in the 2023 Plan.

The 2023 Plan will be administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (such delegates, collectively, the Plan Administrator), subject to the limitations imposed under the 2023 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Plan Administrator will have the authority to take all actions and make all determinations under the 2023 Plan, to interpret the 2023 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2023 Plan as it

PERMIAN RESOURCES	2023 PROXY STATEMENT	71

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deems advisable. The Plan Administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.

SHARES AVAILABLE FOR AWARDS

An aggregate of 69.25 million shares of our common stock will be available for issuance under the 2023 Plan, all of which may be issued upon the exercise of incentive stock options. Shares issued under the 2023 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2023 Plan or the Existing Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the 2023 Plan. However, the 2023 Plan does not allow the shares available for grant under the 2023 Plan to be recharged or replenished with shares that:

•

are tendered or withheld to satisfy the exercise price of an option;

•

are tendered or withheld to satisfy tax withholding obligations for any award;

•

are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or

•

are purchased on the open market with cash proceeds from the exercise of options.

Awards granted under the 2023 Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiary’s) acquisition of the entity’s property or stock will not reduce the shares available for grant under the 2023 Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

AWARDS

The 2023 Plan provides for the grant of stock options, including incentive stock options (ISOs) and nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, dividend equivalents, restricted stock units (RSUs) and other stock or cash based awards. Certain awards under the 2023 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the Code). All awards under the 2023 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

•

Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The Plan Administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

•

Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a shareholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock only to the extent the vesting conditions have been satisfied and the restricted stock vests. The terms and conditions applicable to restricted stock will be determined by the Plan Administrator, subject to the conditions and limitations contained in the 2023 Plan.

•

RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend

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equivalents with respect to an award that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests. The Plan Administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the Plan Administrator, subject to the conditions and limitations contained in the 2023 Plan.

•

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The Plan Administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

MINIMUM VESTING

The 2023 Plan provides that no award or portion thereof grated under the 2023 Plan may vest earlier than the first anniversary of the date the award is granted, and no award agreement may reduce or eliminate such minimum vesting requirement, provided that this minimum vesting requirement does not apply to substitute awards, awards delivered in lieu of fully vested cash-based awards (or other fully vested cash awards or payments), any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, or any other awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the 2023 Plan as of the effective date of the 2023 Plan.

PROHIBITION ON REPRICING

Under the 2023 Plan, the Plan Administrator may not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our shareholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award or an option or SAR with an exercise price per share that is less than the exercise price per share of the original award.

CERTAIN TRANSACTIONS

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the Plan Administrator has broad discretion to take action under the 2023 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2023 Plan and replacing or terminating awards under the 2023 Plan. In addition, in the event of certain non-reciprocal transactions with our shareholders, the Plan Administrator will make equitable adjustments to the 2023 Plan and outstanding awards as it deems appropriate to reflect the transaction.

PROVISIONS OF THE 2023 PLAN RELATING TO DIRECTOR COMPENSATION

The 2023 Plan provides that the Plan Administrator may establish compensation for non-employee directors from time to time subject to the 2023 Plan’s limitations. The Plan Administrator will from time to time determine the terms, conditions and amounts of all non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair

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value of any equity awards granted under the 2023 Plan as compensation for services as a non-employee director during any fiscal year may not exceed $500,000. The Plan Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Plan Administrator may determine in its discretion, subject to the limitations in the 2023 Plan.

PLAN AMENDMENT AND TERMINATION

Our Board may amend or terminate the 2023 Plan at any time; however, no amendment, other than certain adjustments for changes in common stock and certain other transactions, may materially and adversely affect an award outstanding under the 2023 Plan without the consent of the affected participant, and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2023 Plan will remain in effect until April 7, 2033, unless earlier terminated by our Board. No awards may be granted under the 2023 Plan after its termination.

FOREIGN PARTICIPANTS, CLAW-BACK PROVISIONS, TRANSFERABILITY AND PARTICIPANT PAYMENTS

The Plan Administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to our existing clawback policy and any clawback policies that we may adopt in the future or provide for in the applicable award agreement. Except as the Plan Administrator may determine or provide in an award agreement, awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the Plan Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2023 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the Plan Administrator deems suitable or any combination of the foregoing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of the United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.

ISO

No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.

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NSOs

No income is expected to be recognized by a participant for federal income tax purposes upon the grant of an NSO. Upon exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of an NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

SARs

There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

RSUs

There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

PERMIAN RESOURCES	2023 PROXY STATEMENT	75

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Limitations on the Employer’s Compensation Deduction

In general, under Section 162(m) of the Code, income tax deductions of publicly traded corporations may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJ Act”), the deduction limit did not apply to certain “performance-based” compensation established by an independent compensation committee which conformed to certain conditions stated under the Code and related regulations. The TCJ Act eliminated the performance-based compensation exemption, although compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 may be “grandfathered” and still qualify for the performance-based compensation exception under certain circumstances. In addition, U.S. Department of Treasury regulations require a corporate partner to include its distributive share of compensation paid by a partnership after December 18, 2020 (other than pursuant to a written binding contract that is in effect on December 20, 2019, and that is not materially modified after that date) to covered employees of the corporate partner for purposes of applying the Section 162(m) deduction limit. Accordingly, under Section 162(m), for 2020 and later tax years, subject to certain transition relief rules, we may be limited in our ability to deduct compensation paid to our covered employees in excess of $1 million.

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2023 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, SARs and RSU programs. Generally speaking, an exemption from Section 409A is available for restricted stock, ISOs, non-discounted NSOs and appreciation rights if no deferral is provided beyond exercise, provided that such awards are structured in compliance with the requirements of the exemption.

The awards made pursuant to the 2023 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2023 Plan are not exempt from coverage. However, if the 2023 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2023 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2023 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

Awards under the 2023 Plan are subject to the discretion of the Plan Administrator, and no determinations have been made by the Plan Administrator as to any future awards that may be granted pursuant to the 2023 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2023 Plan. However, our directors and executive officers are eligible to receive awards under the 2023 Plan and could benefit from the grant of equity-based awards under the 2023 Plan.

PERMIAN RESOURCES	2023 PROXY STATEMENT	76

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INTEREST OF CERTAIN PERSONS IN THE 2023 PLAN

Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2023 Plan because they may in the future receive awards under the 2023 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the 2023 Plan.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the 2023 Plan requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2023 PLAN.

PERMIAN RESOURCES	2023 PROXY STATEMENT	77

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PROPOSAL 4:

Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP, which has been our independent audit firm since November 18, 2016, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2023, and our Audit Committee has further directed that the appointment of KPMG LLP be submitted for ratification by our shareholders at the Annual Meeting. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from shareholders.

Shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests.

PRINCIPAL ACCOUNTING FIRM FEES

The table below sets forth the aggregate fees billed by KPMG, the Company’s independent registered public accounting firm, for the last two fiscal years.

AUDITOR FEES	2021	2022
Audit fees(1)	$1,065,000	$1,624,000
Audit-related fees	—	—
Tax-related fees	—	40,000
Total	$1,065,000	$1,664,000
(1)

Audit fees are for the audit of our consolidated financial statements included in the applicable Form 10-K, including the audit of the effectiveness of our internal controls over financial reporting and the reviews of our financial statements included in the applicable Form 10-Q. These fees also include work performed in connection with registration statements, capital market transactions, oil and gas property acquisitions including Merger-related costs and other audit-related services.

AUDIT COMMITTEE APPROVAL

On an annual basis, the Audit Committee reviews and pre-approves the Company engaging the independent registered public accounting firm for the following year. As part of this process, the Audit Committee pre-approves all audit and permitted audit-related and non-audit services to be performed by the independent registered public accounting firm, including the fees relating thereto. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. All fees described in the table above were pre-approved by the Audit Committee.

PERMIAN RESOURCES	2023 PROXY STATEMENT	78

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VOTE REQUIRED AND BOARD RECOMMENDATION

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of shares of common stock present or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PERMIAN RESOURCES	2023 PROXY STATEMENT	79

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GENERAL INFORMATION

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2022 accompanies this Proxy Statement.

OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Shareholders. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

SHAREHOLDER PROPOSALS

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2024 Annual Meeting of Shareholders, you must submit the proposal to our Secretary no later than December 12, 2023.

In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2024 Annual Meeting, you must comply with our Bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than January 23, 2024, and no later than the close of business on February 22, 2024, and otherwise comply with the advance notice and other provisions set forth in our Bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, shareholders should refer to Article II, Section 2.7 and Article III, Section 3.3 of our Bylaws, a current copy of which may be obtained from our General Counsel.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2022 Annual Report on Form 10-K has been posted on the internet along with this Proxy Statement and proxy materials to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2022 Annual Report on Form 10-K including exhibits. Please send a written request to our General Counsel at:

Permian Resources Corporation
300 N. Marienfeld Street, Ste. 1000
Midland, TX 79701
Attention: General Counsel

The charters for our Audit, Compensation and NESG Committees, as well as our Corporate Governance Guidelines, our Policy for Accounting-Related Complaints, our Policy for Related Person Transactions and our Code of Business Conduct and Ethics are posted in the Investor Relations portion of our website at www.permianres.com, and are also available in print without charge upon written request to our General Counsel at the address above.

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household. We will promptly deliver a separate copy of the proxy materials to such shareholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (432) 695-4222.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

PERMIAN RESOURCES	2023 PROXY STATEMENT	80

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QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING

In this section of the Proxy Statement, we answer some common questions regarding the Annual Meeting and the voting of shares of common stock at the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will take place on May 23, 2023 at 10:00 a.m. Central Time at:

Petroleum Club of Midland
501 West Wall Street
Midland, TX 79701

Although we are currently planning to hold the Annual Meeting in person, in the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding a virtual-only or hybrid Annual Meeting rather than an in-person Annual Meeting. If we take this step, details on how to participate will be issued by press release, posted on our website and filed with the Securities and Exchange Commission as additional proxy material. Therefore, if you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (SEC) has approved rules allowing companies to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2022, to our shareholders by providing access to such documents on the internet instead of mailing paper copies. We believe these rules provide a convenient and quick way in which our shareholders can access the proxy materials and vote their shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Accordingly, certain of our shareholders will receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the Notice) and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such shareholders with notice of the Annual Meeting and will also provide instructions regarding how such shareholders can access and review all the proxy materials on the internet. The Notice also provides instructions as to how you may submit your proxy electronically via the internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

We sent you the proxy materials or the Notice because we are holding our Annual Meeting and our Board is asking for your proxy to vote your shares of common stock at the Annual Meeting. We have summarized information in this Proxy Statement that you should consider in deciding how to vote at the Annual Meeting.

Can I vote my shares of common stock by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy electronically via the internet, by telephone or by requesting and returning a paper Proxy Card, or you may vote your shares of common stock by submitting an electronic ballot during the Annual Meeting.

PERMIAN RESOURCES	2023 PROXY STATEMENT	81

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Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 3, 2023, the record date for determining the shareholders who are entitled to vote at the Annual Meeting. As of April 3, 2023, there were a total of 321,906,004 shares of Class A common stock and 245,644,075 shares of Class C common stock issued and entitled to vote at the Annual Meeting. You get one vote for each share of common stock that you own.

How is a quorum determined?

We will hold the Annual Meeting if shareholders representing the required quorum of shares of common stock entitled to vote authorize their proxy online or telephonically, sign and return their Proxy Cards or attend the Annual Meeting. The presence via live webcast or by proxy of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your Proxy Card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the Proxy Card.

What is the required vote for approval?

The election of each of our director nominees requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the results of the election of directors. We have adopted a director resignation policy whereby an incumbent director who fails to receive a majority of the votes cast during an uncontested election may be required by the Board to resign. See “Corporate Governance—Majority Voting in Director Elections” for additional information regarding the majority voting standard for uncontested director elections and our director resignation policy.

The approval by a non-binding advisory vote of our named executive officer compensation, the approval of the 2023 Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm require the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain for purposes of these proposals, your abstention will not be counted as a vote cast and, therefore, will not have an effect on the results of such vote. For the approval on an advisory basis of our named executive officer compensation and the approval of the 2023 Plan, broker non-votes will have no effect on the outcome of the vote. The rules of the New York Stock Exchange permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, so there will be no broker non-votes on this proposal.

How do I vote by proxy?

Follow the instructions on the Notice or the Proxy Card to authorize a proxy to vote your shares of common stock at the Annual Meeting electronically via the internet or by telephone or, if you received paper proxy materials, by completing and returning the Proxy Card. The individuals named and designated as proxies will vote your shares of common stock as you instruct. You have the following choices in voting your shares of common stock:

•

You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•

In voting on the election of director nominees, you may either vote “FOR” or “AGAINST” each director.

•

You may abstain from voting on the proposal (1) to elect the director nominees, (2) to approve on an advisory basis our named executive officer compensation, (3) to approve the adoption of the 2023 Plan and (4) to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded with respect to the proposal.

You may return a signed Proxy Card without indicating your vote on any matter, in which case the designated proxies will vote to (1) elect each director nominee, (2) approve on an advisory basis our named executive officer compensation, (3) approve the adoption of the 2023 Plan and (4) ratify the appointment of KPMG LLP as our independent registered public accounting firm.

PERMIAN RESOURCES	2023 PROXY STATEMENT	82

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How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to www.cstproxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. Please have your Notice in hand when accessing the site, as it contains a Control Number required for access. You can authorize your proxy electronically via the internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 22, 2023, the day before the Annual Meeting.

If you received paper proxy materials, you may also refer to the enclosed Proxy Card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper Proxy Card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the Annual Meeting?

As of the date of this Proxy Statement, the only matters we know of that will be voted on at the Annual Meeting are the proposals we have described herein: (1) the election of three directors, (2) the approval on an advisory basis of our named executive officer compensation, (3) the approval of the 2023 Plan and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of common stock at their discretion.

Can I change my previously authorized vote?

Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the internet, by telephone or by mail at any time prior to 11:59 p.m., Eastern Time, on May 22, 2023, the day before the Annual Meeting, by giving us a written notice revoking your Proxy Card or by attending the Annual Meeting and voting your shares of common stock during the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel.

Can I vote during the Annual Meeting rather than by authorizing a proxy?

You can attend the Annual Meeting and vote your shares of common stock during the Annual Meeting; however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a Proxy Card, will not prevent you from later attending the Annual Meeting and voting your shares during the Annual Meeting.

Will my shares of common stock be voted if I do not provide my proxy?

Depending on the proposal, your shares of common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions.

Brokerage firms do not have the authority under the New York Stock Exchange rules to vote on non-routine matters, which include the election of directors, the approval on an advisory basis of our named executive officer compensation and the approval of the adoption of the 2023 Plan. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and will result in “broker non-votes.” Broker non-votes will be considered present for the purpose of determining whether we have a quorum; however, such broker non-votes will not have an effect on the election of directors or the approval on an advisory basis of our named executive officer compensation.

PERMIAN RESOURCES	2023 PROXY STATEMENT	83

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What do I do if my shares are held in “street name”?

If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of common stock are held in “street name” and you would like to electronically vote your shares during the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

A representative of Continental Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. We have engaged Morrow Sodali, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali a fee of $6,500, plus disbursements. We will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of common stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.

Who can help with my questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our Annual Report for the fiscal year ended December 31, 2022, please contact:

Permian Resources Corporation
300 North Marienfeld Street, Suite 1000
Midland, TX, 79701
Attention: General Counsel

If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902

PR.info@investor.morrowsodali.com

Banks and Brokerage Firms, please call (203) 658-9400

Shareholders, please call toll free (800) 662-5200

PERMIAN RESOURCES	2023 PROXY STATEMENT	84

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APPENDIX A –

Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow

Free cash flow (deficit) and adjusted free cash flow (deficit) are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define free cash flow (deficit) as net cash provided by operating activities before changes in working capital, less incurred capital expenditures and adjusted free cash flow as free cash flow before non-recurring merger and integration expense.

Our management believes free cash flow and adjusted free cash flow are useful indicators of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Free cash flow and adjusted free cash flow should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicator of our operating performance or liquidity.

Free cash flow and adjusted free cash flow are not financial measures that are determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of free cash flow and adjusted free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	THREE MONTHS ENDED				YEAR ENDED
($ in thousands)	3/31/2022	6/30/2022	9/30/2022	12/31/2022	12/31/2022
Net cash provided by operating activities	160,120	294,979	388,277	528,295	1,371,671
Changes in working capital:
Accounts receivable	53,824	8,927	(55,998)	60,071	66,824
Prepaid and other assets	415	5,786	(6,163)	1,713	1,751
Accounts payable and other liabilities	(10,825)	(31,666)	(27,148)	(21,290)	(90,929)
Operating cash flow before working capital changes	203,534	278,026	298,968	568,789	1,349,317
Less: total capital expenditures incurred	(114,700)	(140,600)	(198,900)	(325,200)	(779,400)
Free cash flow	88,834	137,426	100,068	243,589	569,917
Merger and integration expense	—	5,685	59,270	12,469	77,424
Adjusted free cash flow	88,834	143,111	159,338	256,058	647,341

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration and other expenses, impairment and abandonment expense, non-cash gains or losses on derivatives, stock-based compensation (not cash-settled), gain/loss on extinguishment of debt, gain/loss from the sale of assets and non-recurring items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.

Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

PERMIAN RESOURCES	2023 PROXY STATEMENT	A-1

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The following table presents a reconciliation of Adjusted EBITDAX for the fourth quarter of 2022 to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

THREE MONTHS ENDED 12/31/2022
($ in thousands)
Net income (loss) attributable to Class A Common Stock	83,050
Net income (loss) attributable to noncontrolling interest	115,658
Interest expense	39,358
Income tax expense (benefit)	40,860
Depreciation, depletion and amortization	182,052
Impairment and abandonment expenses	244
Non-cash derivative (gain) loss	88,635
Stock-based compensation expense	54,342
Exploration and other expenses	4,765
Merger and integration expense	12,469
(Gain) loss on sale of long-lived assets	(13)
Adjusted EBITDAX	621,420

Net Debt-to-LQA EBITDAX (Leverage)

Net debt-to-LQA EBITDAX, also referred to as “leverage” in this Proxy Statement, is a non-GAAP financial measure. We define net debt as long-term debt, net, plus unamortized debt discount and debt issuance costs on our senior notes minus cash and cash equivalents.

We define net debt-to-LQA EBITDAX as net debt (defined above) divided by Adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2022, on an annualized basis. We refer to this metric to show trends that investors may find useful in understanding our ability to service our debt. This metric is widely used by professional research analysts, including credit analysts, in the valuation and comparison of companies in the oil and gas exploration and production industry. The following table presents a reconciliation of net debt to long-term debt, net and the calculation of net debt-to-LQA EBITDAX for the period presented:

THREE MONTHS ENDED 12/31/2022
($ in thousands)
Long-term debt, net	2,140,798
Unamortized debt discount and debt issuance costs on senior notes	60,001
Long-term debt	2,200,799
Less: cash and cash equivalents	(59,545)
Net debt (Non-GAAP)	2,141,254
LQA EBITDAX(1)	2,485,680
Net debt-to-LQA EBITDAX	0.9
(1) LQA EBITDAX represents Adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2022, on an annualized basis (multiplied by four).

PERMIAN RESOURCES	2023 PROXY STATEMENT	A-2

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APPENDIX B –

Permian Resources Corporation
2023 Long Term Incentive Plan
(Adopted by the Board on April 7, 2023)

ARTICLE I. PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. The Plan is intended to replace the Centennial Resource Development, Inc. 2016 Second Amended and Restated Long-Term Incentive Plan (the “Prior Plan”) subject to stockholder approval of the Plan. In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Prior Plan will continue to be subject to the terms and conditions of the Prior Plan as in effect immediately prior to the date this Plan is approved by the Board.

ARTICLE II. ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III. ADMINISTRATION AND DELEGATION

3.1

Administration. The Plan is administered by the Administrator. The Administrator has authority to (i) determine which Service Providers receive Awards, (ii) grant Awards and (iii) set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2

Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV. STOCK AVAILABLE FOR AWARDS

4.1

Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit.

4.2

Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-1

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not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

4.3

Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 69,250,000 Shares may be issued pursuant to the exercise of Incentive Stock Options which amount is inclusive of the number of Shares issued pursuant to the exercise of Incentive Stock Options under the Prior Plan.

4.4

Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5

Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1

General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. For the avoidance of doubt, a Participant shall not be entitled to dividends or Dividend Equivalents in respect of Awards of Options or Stock Appreciation Rights.

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-2

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5.2

Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.3

Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4

Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5

Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)

cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)

if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)

to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-3

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(d)

to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)

to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)

to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI. RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1

General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2

Restricted Stock

(a)

Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(b)

Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3

Restricted Stock Units.

(a)

Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)

Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)

Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

ARTICLE VII. OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-4

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standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

8.1

Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2

Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)

To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(c)

To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(d)

To replace such Award with other rights or property selected by the Administrator; and/or

(e)

To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3

Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-5

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administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4

General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX. GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1

Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2

Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3

Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4

Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5

Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rate (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-6

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acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6

Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for the grant of new Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights, as applicable, or for cash, other property or the grant of any new Award at a time when the exercise price per share of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a share.

9.7

Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8

Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X. MISCELLANEOUS

10.1

No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2

No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-7

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be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3

Effective Date and Term of Plan. The Plan shall become effective as of the Effective Date. In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Prior Plan will continue to be subject to the terms and conditions of the Prior Plan as in effect immediately prior to the date this Plan is approved by the Board. In addition, in the event that the Company’s stockholders do not approve this Plan, any Shares available for grant under the Prior Plan as of the Effective Date will continue to be available for grant pursuant to the terms of the Prior Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan.

10.4

Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5

Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6

Section 409A

(a)

General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)

Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)

Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7

Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-8

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Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8

Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9

Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10

Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11

Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12

Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13

Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14

Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15

Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards

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will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16

Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17

Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18

Section 162(m) Limitations. Notwithstanding any other provision of the Plan or any Award, each Award made under the Prior Plan prior to November 2, 2017 that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal or is otherwise not subject to the deduction limitation of Section 162(m) of the Code because it was granted to an individual who was not considered a “covered employee” under Section 162(m) of the Code (each such Award, a “Section 162(m) Award”) shall be subject to any additional limitations as the Administrator determines necessary for such Section 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal or to otherwise be exempt from Section 162(m) of the Code pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award would cause any Section 162(m) Award to fail to so qualify or to otherwise be so exempt, any such provisions shall not apply to such Award to the extent necessary to ensure the continued qualification or exemption of such Award. To the extent permitted by applicable law, the Plan and any such Award shall be deemed amended to the extent necessary to conform to such requirements. To the extent necessary with respect to Section 162(m) Awards, the Administrator shall be comprised solely of two or more directors intended to qualify as “outside directors” for purposes of Section 162(m) of the Code.

10.19

No Fractional Shares. Notwithstanding any provision in the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

10.20

Section 83(b) Elections Prohibited. No Participant may make an election under Section 83(b) of the Code, or any successor section thereto, with respect to any Award without the consent of the Administrator, which the Administrator may grant or withhold in its discretion.

10.21

Award Vesting Limitations. Notwithstanding any other provisions of the Plan to the contrary, but subject to Section 8.2, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted, and no Award Agreement shall reduce or eliminate such minimum vesting requirement, provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 10.21 shall not apply to: (a) any Substitute Awards, (b) any Awards delivered in lieu of fully-vested cash-based Awards (or other fully-vested cash awards or payments), (c) any Awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, or (d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 4.1 as of the Effective Date, provided that nothing in this Section 10.21 limits the ability of an Award to provide that such minimum vesting restrictions may lapse or be waived upon the Participant’s death or disability, subject to Section 9.6.

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ARTICLE XI. DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1

“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2

“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3

“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4

“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5

“Board” means the Board of Directors of the Company.

11.6

“Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7

“Change in Control” means and includes each of the following:

(a)

A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)

which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or

PERMIAN RESOURCES	2023 PROXY STATEMENT	B-11

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indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9

“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10

“Common Stock” means the Class A common stock of the Company.

11.11

“Company” means Permian Resources Corporation, a Delaware corporation, or any successor.

11.12

“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13

“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14

“Director” means a Board member.

11.15

“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16

“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17

“Effective Date” means the date on which this Plan, is approved by the Board, subject to approval of this Plan by the Company’s stockholders.

11.18

“Employee” means any employee of the Company or its Subsidiaries.

11.19

“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.20

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.21

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during

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which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.22

“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.23

“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.24

“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.25

“Option” means an option to purchase Shares.

11.26

“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.27

“Overall Share Limit” means 69,250,000 Shares, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Prior Plan.

11.28

“Participant” means a Service Provider who has been granted an Award.

11.29

“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; individual business objectives; production or growth in production; reserves or added reserves; growth in reserves per share; inventory growth; environmental, health and/or safety performance; effectiveness of hedging programs; improvements in internal controls and policies and procedures; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles, in accordance with accounting principles established by the International Accounting Standards Board, or may be adjusted when established to include or exclude any items otherwise includable or excludable under U.S. Generally Accepted Accounting Principles or under the accounting principles established by the International Accounting Standards Board. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

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11.30

“Plan” means this Permian Resources Corporation 2023 Long Term Incentive Plan, as amended or restated from time to time.

11.31

“Prior Plan” has the meaning set forth in the preamble.

11.32

“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33

“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.34

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35

“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36

“Securities Act” means the Securities Act of 1933, as amended.

11.37

“Service Provider” means an Employee, Consultant or Director.

11.38

“Shares” means shares of Common Stock.

11.39

“Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.40

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.41

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.42

“Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

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300 N. Marienfeld Street, Suite 1000 Midland, Texas 79701

permianres.com

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PERMIAN RESOURCES CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 22, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

Please mark your votes like this **X**

1 Election of Directors.

Nominees:

	FOR	AGAINST	ABSTAIN
(1) Maire A. Baldwin	☐	☐	☐
(2) Aron Marquez	☐	☐	☐
(3) Robert Tichio	☐	☐	☐

Note: In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

CONTROL NUMBER

Signature____________________________ **Signature, if held jointly**____________________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

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The 2023 Proxy Statement and the 2022 Annual Report to Shareholders are available at: https://www.cstproxy.com/permianres/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PERMIAN RESOURCES CORPORATION

The undersigned appoints William M. Hickey, James H. Walter, Guy M. Oliphint and John C. Bell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Permian Resources Corporation held of record by the undersigned at the close of business on April 3, 2023 at the Annual Meeting of Stockholders of Permian Resources Corporation to be held on May 23, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

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You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Permian Resources Corporation
c/o Continental Proxy Services
1 State Street, New York NY 10004

Permian Resources Corporation
300 N. Marienfeld St., Suite 1000
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
May 23, 2023

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2023 Annual Meeting of Stockholders of Permian Resources Corporation will be held at Petroleum Club, 501 West Wall Street, Midland, TX 79702 on Tuesday, May 23, 2023 at 10:00 AM (Central Time).

Proposals to be considered at the Annual Meeting:

(1) To elect to the Company's Board of Directors three persons nominated by the Board of Directors;

(2) To approve, by a non-binding advisory vote, the Company's named executive officer compensation;

The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3 and 4.

Note: In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER

The Proxy Materials are available for review at:
https://www.cstproxy.com/permianres/2023

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Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on May 23, 2023

The following Proxy Materials are available to you to review at:
https://www.cstproxy.com/permianres/2023

- the Company's Annual Report for the year ended December 31, 2022
- the Company's 2023 Proxy Statement
- the Proxy Card
- any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 9, 2023 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791, or

By logging on to https://www.cstproxy.com/permianres/2023 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.